UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-3337365
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2200 Northern Boulevard, Suite 102, Greenvale,	11548
NY 11548
(Address of principal executive offices)	(Zip Code)

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant’s telephone number, including area code (516) 580-6105

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

Power Efficiency Corporation

Table of Contents

Form 10

FORWARD-LOOKING STATEMENTS

 This Registration Statement on Form 10 includes forward-looking statements within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on management’s beliefs and assumptions, and on information currently available to management. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company set forth under the heading “Management Discussion and Analysis.”  Forward-looking statements also include statements in which words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “consider,” or similar expressions are used.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties, and assumptions. The Company’s future results and shareholder values may differ materially from those expressed in these forward-looking statements. Readers are cautioned not to put undue reliance on any forward-looking statements.

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Item 1.  Business.

Overview

Over the past decade, the United States has observed a significant increase in the use of alternative energy sources, such as solar and wind, in electricity generation. The greater use of renewable energy imposes varied loads on the grid, which causes fluctuations in voltage, current, and frequency and, in turn, leads to degraded power quality and can result in large-scale blackouts. Power Efficiency Corporation (“PEC”) will provide comprehensive one-stop solutions to the grid stability problems and take advantage of the large and actively growing market opportunity for energy storage, which is projected to reach $50 billion by 2020. PEC will offer solutions to grid operators, utilities, and Commercial and Industrial (“C&I”) customers. Our focus will be on renewable Distributed Energy Resources (“DER”) and Battery Energy Storage Systems (“BESS”) for grid balancing services to the Independent System Operators (“ISOs”); load shifting for utilities; energy management, through storage for C&I customers; and microgrids for energy security. Our primary objective will be to build, own, and operate distributed energy resources and BESS to develop a portfolio of income producing projects.

History

PEC (together with its subsidiaries, sometimes referred to as “we,” “us,” or the “Company”) was incorporated in Delaware on October 19, 1994. PEC operated several businesses but terminated its last operations in 2012. Since mid-2012, the Company has had virtually no operations other than disposing of some assets and has generated no revenue or income. The Company ceased filing reports with the Securities and Exchange Commission in April 2012.

From inception through 1997, PEC was a development stage entity that was engaged in the design, development, marketing, and sale of proprietary solid state electrical components designed to reduce energy consumption in alternating current induction motors. Alternating current induction motors are commonly found in C&I facilities throughout the world.

In the late 1990s, PEC commenced the sale of its initial product, which was based on analog technology and reduced energy consumption in alternating current induction motors in certain applications. This product had been known by several names, including the Power Commander® and Power Genius. In 2005, the Company began development of a digital product that would overcome many of the commercial limitations of the analog product. In 2008, limited models of the first-generation of the digital product were launched. In mid-2009, the Company launched a line of products that generated up to 300 horsepower and had certification from Underwriters Laboratories (“UL”) and/or Canadian Standards Association (“CSA”), as well as its second-generation digital circuitry. The Company chose to call its products Motor Efficiency Controllers (“MEC”).

Prior to 2012, PEC developed patented and patent-pending technologies for effectively controlling the energy usage of an electric motor. PEC was granted two United States Patents, the first in 1998 and the second in 2010. Between 2007 and 2011, PEC undertook extensive study and computer modeling of motors and their energy use, and developed digital technologies for its controllers. PEC collectively branded those patented and patent-pending technologies as E-SAVE Technology® and obtained a registered trademark on that name. These assets were sold off by the Company in 2012.

On April 17, 2012, PEC filed a Form 15 to terminate its registration under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and suspend its duty to file reports under Section 13 and 15(d) of the Exchange Act. From that date until the present, PEC has been a shell company, meaning that it has no or nominal business operations and either no or nominal assets, or assets consisting of a small amount of cash and cash equivalents and nominal other assets. PEC’s Common Stock has continued to trade on the OTC Pink Sheets.

In July 2015, certain members of new management acquired a controlling stake in the Company and commenced its plan to restart the Company’s operations. The change of control and management occurred on July 17, 2015, resulting in new management and a new Board of Directors. Mr. Gary Weiss, our Chief Executive Officer (“CEO”), and Mr. R. Scott Caputo, our Chief Operating Officer (“COO”), acquired control (through entities controlled by them) through the purchase of securities of the Company owned by the Estate of Philip Meisel in a privately negotiated transaction. The Company then commenced operations in the business of the promotion, acquisition, and development of BESS and related services and businesses. New management has embarked on entering into the new businesses related to energy management, DER, BESS, and related industries. We may develop and own these projects, participate as a large or small stakeholder or partial owner in these projects, or enter into joint ventures with various financial or operating partners.

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PEC is voluntarily filing this Registration Statement in order to make information concerning itself more readily available to the public. PEC believes that being a reporting company under the Exchange Act could provide a prospective business partner or customer with additional information concerning PEC, possibly making PEC more attractive to do business with. As a result of filing this Registration Statement, the Company becomes obligated to file with the SEC certain interim and periodic reports, including an annual report containing audited financial statements. The Company anticipates that it will continue to file such reports, notwithstanding the fact that, in the future, it may not otherwise be required to file such reports based on the criteria set forth under Section 12(g) of the Exchange Act.

Upcoming Projects and Plan of Operation

PEC will develop grid tied projects using BESS in the ISOs to sell balancing services in the wholesale market and to provide load shifting to Electric Distribution Utilities through bilateral agreements. We will focus on the following markets as defined by ISO/RTO regions: NYISO (New York), PJM (Northeast and Midwest U.S.), CAISO (California), ERCOT (Texas), and HECO (Hawaii).

PEC will also focus on large C&I customers for “behind the meter” applications. These systems will be used to manage the customer’s energy consumption to minimize load during the system peak of the grid in order to reduce the customer’s annual energy bills. These systems will also arbitrage energy in order to earn revenue through participation in energy markets. The battery systems initially employed will be based on Li-Ion technologies, but the Company will be “technology agnostic,” using the most cost-effective technology available.

PEC will address the solar intermittency problem not only at the grid level, but will also develop its own solar/storage projects and partner with solar developers to provide the integrated storage component. Storage is a growing requirement for the development of solar systems directly at the solar facility. It is already a requirement in areas of high renewable penetration such as Hawaii and Puerto Rico.

PEC will become a market participant by registering as an ISO member in its target markets. This will allow us to receive payments directly from the ISOs. PEC will outsource the software required to manage its battery systems in the various use cases. We will also outsource the control interface between its grid tied batteries and ISOs through one of several third party Scheduling Service Providers.

Hillsborough I Battery Energy Storage

PEC has signed a lease to develop a 2 MW BESS on Sunnymeade Road in Hillsborough, New Jersey. We are in discussions with the Town of Hillsborough, New Jersey to gain approval for site development. The proposed project is currently approved to provide wattage into the electric utility market through PJM. After gaining all necessary approvals, the project is expected to be developed and completed in the first quarter of 2017. We estimate that our costs for developing the site, lease payments for the initial year, purchases of equipment, and installation will be approximately $1,200,000.

Harrison, New Jersey Project

PEC also has submitted a 20 MW BESS project for approval by PJM which will be located in Harrison, New Jersey. We are in discussions with the Town of Harrison, New Jersey to gain approval for site development. The proposed project is currently approved to provide power and energy into the electric utility market through PJM. After gaining all necessary approvals, the project is expected to be developed and completed in the first or second quarter of 2017. We estimate that our costs for developing the site, lease payments for the initial year, purchases of equipment, and installation will be approximately between $12,000,000 and $14,000,000.

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Consolidated Edison Brooklyn Queens Demand Management Program

On July 30, 2016, the Company was selected through a bid auction process to supply up to 12 kilowatts of demand energy savings through the Consolidated Edison Brooklyn Queens Demand Energy Management Program (the “BQDM Program”). Under this Program, Consolidated Edison Company of New York, Inc. (“Con Edison”) is offering incentives for energy management. Con Edison provides electric, gas, and steam service to New York City and Westchester County and is regulated by the New York Public Service Commission (“NYPSC”). The Company will be required to provide electric usage savings during certain hours for 2017 and 2018 in specified neighborhoods in Brooklyn and Queens, New York. As publicly announced by Con Edison, it has obtained permission from the NYPSC for approval to attain 52 MW of non-traditional demand reduction via customer-side solutions and utility-side solutions by summer 2018. The goal of the BQDM Program is to reduce energy load and help defer the construction of electric utility infrastructure for at least seven (7) years.

Under this program, we intend to enter into agreements with commercial and residential building owners, management companies, hospitals, nursing homes, and other large scale electric utility users, as well as service providers such as HVAC systems, to develop and install generator systems or other energy demand management systems and equipment on buildings and facilities which can be utilized to remove the buildings and facilities from the grid at required times, while maintaining power within such building or facility. We will be required to incur the expense of purchasing and installing such generator systems or develop other systems in order to meet our requirements. As a bid auction selectee, we will be required to enter into a contract for services with Con Edison. We will also be required to provide a standby letter of credit in the amount of approximately $800,000 under the terms of the award, and guarantee levels of performance. If we are unable to satisfy the terms of the contract, or provide a standby letter of credit on terms satisfactory to Consolidated Edison, we may be terminated from participation in the Program. It is anticipated that demand response will be necessary for the BQDM Program through summer 2018. Demand response resources must be in operation for approximately four (4) to 60 hours each summer in order to maintain the BQDM Program networks' coincident peak demand below an acceptable level. In the event that no required duration is specified, the required duration of demand reduction shall be the 12 hour period centered around the BQDM Program networks' coincident peak demand (i.e., from noon to midnight). In the event that we cannot satisfy the levels of performance (90% of the kilowatts of demand reduction), we will be subject to liquidated damages of at the rate of $10 per day per kilowatt of Energy Savings Underperformance, subject to a maximum limitation per Applicant/Customer equal to (x) $150 per kilowatt of Energy Savings Underperformance per year or (y) thirty percent (30%) of the total incentive to be paid to the Applicant/Customer, whichever is less.

The Battery Energy Storage Market

Over the past decade, the United States has observed a significant increase in the use of alternative energy sources, such as solar and wind, in electricity generation. These sources of energy have a high degree of intermittency, which causes fluctuations in voltage, current, and frequency and, in turn, leads to degraded power quality. BESS are used to balance the grid second by second to compensate for these fluctuations. Explosive growth is expected for the deployment of batteries on the electric grid. Bloomberg New Energy Finance forecasts that the energy storage market may be valued at $250 billion or more by 2040. It expects 28 GW of devices to be deployed by 2028 which is about the size of the small scale photo-voltaic industry now. According to industry sources, currently less than 1 GW of batteries are operating on the grid around the world.

Battery energy storage is being used in a variety of beneficial ways. Use of these systems:

►	Avoids costly transmission and distribution projects (both new and upgrades), particularly in environmentally sensitive and urban areas;

►	Enables peak demand management;

►	Provides clean peak electricity;

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►	Supports the integration of renewable energy through the management of the intermittency of solar and wind;

►	Delivers energy when and where it is needed; and

►	Provides rapid, cost-effective grid balancing services.

Battery systems can be used across the grid, ranging from in-home residential use of batteries sized at a few kilowatts to colocation of tens of megawatts at power plants and substations.

Initially, we expect our focus in the use of BESS to be targeted to four (4) areas: load shifting, non-wires solutions, demand management, and microgrids.

In areas of very high penetration, solar generation problems occur when power plants are under-loaded during the day, making them unstable and at risk of systems failure (i.e., blackouts), but they are then fully loaded at night. This phenomenon is described as the so-called “duck curve.” As a solution to this problem, BESS are used to store some of the energy produced by the solar farms during the day and release it at night, allowing the generation plants to run on a more optimum schedule over the course of the entire day. This use case for battery storage is called load shifting, and these projects are typically initiated by the utility through a Request for Proposal (“RFP”) process. The utility typically provides long-term contracted revenue for the solution provider to operate the BESS for 10 years.

Battery systems are used for transmission and distribution (“T&D”) capital deferral by reducing the peak load that is putting stress on a particular T&D location, typically a substation. These are referred to as “non-wired” solutions, and New York utilities are the leaders in this novel approach. This is also managed by the utility through an RFP process and results in long-term contracted revenue.

Demand and capacity charges can make up over 20% of a commercial or industrial site’s electric bill. These charges can be greatly reduced through the use of batteries that are managed to supply energy during these critical periods rather than the site using electric power from the grid.

Energy security has become more of a concern since natural disasters such as Hurricane Sandy have rendered whole communities without power for weeks at a time. Microgrids are the main technology being deployed to enhance power security. With microgrids, a community can take electricity from the grid in normal times, but also become a self-sufficient off-grid “island” during an emergency. Battery systems are an essential part of the design and implementation of microgrids.

Item 1A.  Risk Factors.

WE HAVE A LIMITED HISTORY OF OPERATIONS IN OUR CURRENT LINES OF BUSINESS, MAKING AN EVALUATION OF US EXTREMELY DIFFICULT. AT THIS STAGE, EVEN WITH OUR GOOD FAITH EFFORTS, THERE IS NOTHING ON WHICH TO BASE AN ASSUMPTION THAT WE WILL BECOME PROFITABLE OR GENERATE ANY SIGNIFICANT AMOUNT OF REVENUES.

We have only recently commenced implementing our business plan, and have no revenue or income on which you can evaluate our business, financial condition, and operating results. We have not yet recognized revenues from our operations, and we have been focused on start-up activities and business plan development. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of our competition, and our ability to attract and maintain key management and employees. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our operating results and financial condition.

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THE LOSS OR UNAVILABILITY TO US OF OUR MANAGEMENT TEAM’S SERVICES WOULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, OPERATIONS, AND PROSPECTS IN THAT WE MAY NOT BE ABLE TO OBTAIN NEW MANAGEMENT UNDER THE SAME FINANCIAL ARRANGEMENTS.

Our business plan is significantly dependent upon the abilities and continued participation of Mr. Gary Weiss, Mr. R. Scott Caputo, and Mr. Mark Goldberg. It would be difficult to replace Mr. Weiss, Mr. Caputo, or Mr. Goldberg at our early stage of development. The loss or unavailability to us of Mr. Weiss, Mr. Caputo, or Mr. Goldberg’s services would have an adverse effect on our business, operations, and prospects. In the event that we are unable to locate or employ personnel to replace Mr. Weiss, Mr. Caputo, or Mr. Goldberg, we would likely be required to cease pursuing our business opportunity.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY THE GLOBAL ECONOMIC DOWNTURN, THE CONTINUING UNCERTAINTIES IN THE FINANCIAL MARKETS, AND OUR CUSTOMERS’, OR OUR SUPPLIERS’ ABILITY TO ACCESS THE CAPITAL MARKETS.

Global financial markets are continuing to experience disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. Given these uncertainties, there is no assurance that there will not be further deterioration in the global economy, the global financial markets, and consumer confidence. We are unable to predict the likely duration and severity of the current global economic downturn or disruptions in the financial markets. If economic conditions deteriorate further, our business and results of operations could be materially and adversely affected.

WE ARE SUBJECT TO COMMODITY PRICE RISK.

Our financial results will be affected by the prices of commodities such as electricity and oil and gas. The prevailing market price for electricity has historically, and may continue to, fluctuate substantially over relatively short periods of time, potentially adversely impacting our results of operations, financial condition, and cash flows. Changes in market prices for electricity may result from many factors that are outside of our control, including the following:

•	weather conditions;

•	seasonality;

•	demand for energy commodities and general economic conditions;

•	disruption of electricity transmission or transportation infrastructure or other constraints or inefficiencies;

•	reduction or unavailability of generating capacity, including temporary outages, mothballing, or retirements;

•	the level of prices and availability of competing energy sources, including the impact of changes in environmental regulations impacting suppliers;

•	the creditworthiness or bankruptcy or other financial distress of market participants;

•	changes in market liquidity;

•	natural disasters, wars, embargoes, acts of terrorism, and other catastrophic events;

•	federal, state, foreign, and other governmental regulation and legislation; and

•	demand side management, conservation, alternative, or renewable energy sources.

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Additionally, significant changes in the pricing methods in the wholesale markets in which we operate could affect our commodity prices. Regulatory policies concerning how markets are structured, how compensation is provided for services, and the different kinds of services that can or must be offered, may change and could have significant impacts on our costs of doing business.

OUR FINANCIAL RESULTS MAY BE ADVERSELY IMPACTED BY WEATHER CONDITIONS.

Weather conditions directly influence the demand for and availability of electricity utilized in PEC’s business and affect the prices of energy commodities. Generally, for most utility systems, demand for electricity peaks in the summer. Typically, when summers are cooler, demand for energy is lower than expected, resulting in less electricity consumption than forecasted. When demand is below anticipated levels due to weather patterns, PEC may be forced to sell excess supply at prices below our acquisition cost, which could result in reduced margins or even losses.

Conversely, when summers are warmer, consumption may outpace the volume of electricity against which PEC has hedged, and PEC may be unable to meet increased demand with storage or swing supply. In these circumstances, PEC may experience reduced margins or even losses if it is required to purchase additional supply at higher prices. PEC’s failure to accurately anticipate demand due to fluctuations in weather or to effectively manage its supply in response to a fluctuating commodity price environment could negatively impact our financial results.

THE RETAIL ENERGY BUSINESS IS SUBJECT TO A HIGH LEVEL OF FEDERAL, STATE, AND LOCAL REGULATION.

PEC operates adjacent to the highly regulated electricity industry. State, Federal, and local rules and regulations affecting the retail energy business are subject to change, which may adversely impact our business model. PEC’s costs of doing business may fluctuate based on these regulatory changes.

In certain restructured energy markets, state legislatures, governmental agencies, and/or other interested parties have made proposals to fully or partially re-regulate these markets, which could interfere with PEC’s ability to do business.

In addition, the Federal Energy Regulatory Commission (“FERC”) regulates the sale of wholesale electricity by requiring PEC and other companies who sell into the wholesale market to obtain market-based rate authority. If that authority were revoked, our financial results could be materially adversely affected.

THE MARKETS IN WHICH WE OPERATE ARE HIGHLY COMPETITIVE AND HAVE EVOLVING TECHNICAL REQUIREMENTS.

The markets for our products are highly competitive. Competitors may reduce average sales prices faster than we are able to reduce costs, and competitive pricing pressures may accelerate the rate of decline of our average sales prices. Our business plan also contemplates entering into bid programs, such as the BQDM Program with Consolidated Edison, and we will be bidding against or submitting quotes for services against other market participants. Therefore, we may not be able to control pricing and rates or return.

OUR OPERATING RESULTS ARE SUBSTANTIALLY DEPENDENT ON THE DEVELOPMENT AND ACCEPTANCE OF NEW PRODUCTS.

Our future success may depend on our ability to develop new and lower cost solutions for existing and new markets. We must introduce new products in a timely and cost-effective manner, and we must secure production orders for those products. The development of new products is a highly complex process. The successful development and introduction of these products depends on a number of factors, including the following:

•	achievement of technology breakthroughs required to make commercially viable devices;

•	acceptance of our new product designs;

•	acceptance of new technology in certain markets;

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•	the availability of qualified research and development personnel;

•	our timely completion of product designs and development;

•	our ability to expand sales and influence key customers to adopt our products; and

•	our ability to develop repeatable processes to manufacture new products in sufficient quantities and at low enough costs.

OUR FINANCIAL RESULTS FLUCTUATE ON A SEASONAL AND QUARTERLY BASIS.

Our overall operating results are expected to fluctuate substantially on a seasonal basis depending on: (1) the concentration of our product mix; (2) the impact of weather conditions on commodity pricing and demand; (3) variability in market prices for electricity; and (4) changes in the cost of delivery of such commodities through energy delivery networks. These factors can have material short-term impacts on monthly and quarterly operating results, which may be misleading when considered outside of the context of our annual operating cycle.

CATASTROPHIC EVENTS MAY DISRUPT OUR BUSINESS.

A disruption or failure of our systems or operations in the event of a natural disaster or man-made catastrophic event could cause delays in continuing production or performing other critical functions of our business, especially in the case of a single site for our operations and assembly. A catastrophic event that results in the destruction or disruption to our supply chain or any of our critical business or information technology systems could severely affect our ability to conduct normal business operations and, as a result, our operating results could be adversely affected.

PEC IS SUBJECT TO ENVIRONMENTAL LAWS AND REGULATIONS THAT IMPOSE EXTENSIVE AND INCREASINGLY STRINGENT REQUIREMENTS ON OUR OPERATIONS.

PEC is subject to numerous and significant federal, state, and local laws, including statutes, regulations, guidelines, policies, directives, and other requirements governing or relating to, among other things: protection of wildlife, including threatened and endangered species; air emissions; discharges into water; water use; the storage, handling, use, transportation, and distribution of dangerous goods and hazardous, residual, and other regulated materials, such as chemicals; the prevention of releases of hazardous materials into the environment; the prevention, presence, and remediation of hazardous materials in soil and groundwater, both on and offsite; land use and zoning matters; and workers’ health and safety matters. Environmental laws and regulations have generally become more stringent over time. Significant costs may be incurred for capital expenditures under environmental programs to keep the assets compliant with such environmental laws and regulations, which could have a material adverse impact on PEC’s business.

TECHNOLOGICAL IMPROVEMENTS AND CHANGING CONSUMER PREFERENCES COULD REDUCE DEMAND AND ALTER CONSUMPTION PATTERNS.

Technological improvements in energy efficiency could potentially reduce the overall demand for electricity. Additionally, increased competitiveness of alternative energy sources or consumer preferences that alter fuel choices could potentially reduce the demand for electricity. A prolonged decrease in demand for electricity in the retail energy markets would adversely affect our financial results.

LITIGATION COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND FINANCIAL CONDITION.

We may become involved in patent or trademark infringement litigation. Defending against potential litigation would likely require significant attention and resources and, regardless of the outcome, result in significant legal expenses, which could adversely affect our results unless covered by insurance or recovered from third parties. If our defenses were ultimately unsuccessful, or if we were unable to achieve a favorable resolution, we could be liable for damage awards that could materially adversely affect our results of operations and financial condition.

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OUR BUSINESS MAY BE IMPAIRED BY CLAIMS THAT WE, OR OUR BUSINESS PARTNERS, INFRINGE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

Vigorous protection and pursuit of intellectual property rights characterize our industry. These traits have resulted in significant and often protracted and expensive litigation. Litigation to determine the validity of patents or claims by third parties of infringement of patents or other intellectual property rights could result in significant legal expense and divert the efforts of our management, even if the litigation results in a determination favorable to us. In the event of an adverse result in such litigation, we could be required to:

•	pay substantial damages;

•	indemnify our business partners;

•	stop the manufacture, use, and sale of products found to be infringing;

•	incur asset impairment charges;

•	discontinue the use of processes found to be infringing;

•	expend significant resources to develop non-infringing products and processes; and/or

•	obtain a license to use third party technology.

There can be no assurance that third parties will not attempt to assert infringement claims against us with respect to our products. We may also promise certain of our business partners that we will indemnify them in the event they are sued by our competitors for infringement claims directed to the products we supply. Under these indemnification obligations, we could be responsible for future payments to resolve infringement claims against them. From time to time we may receive correspondence asserting that our products or processes are or may be infringing patents or other intellectual property rights of others. If we believe the assertions may have merit or in other appropriate circumstances, we will take appropriate steps to seek to obtain a license or to avoid the infringement. However, we cannot predict whether a license will be available; that we would find the terms of any license offered acceptable; or that we would be able to develop an alternative solution. Failure to obtain a necessary license or develop an alternative solution could cause us to incur substantial liabilities and costs and to suspend the manufacture of affected products.

We also rely on trade secrets and other non-patented proprietary information relating to our product development and manufacturing activities. We try to protect this information through appropriate efforts to maintain its secrecy, including requiring employees and third parties to sign confidentiality agreements. We cannot be sure that these efforts will be successful or that the confidentiality agreements will not be breached. We also cannot be sure that we would have adequate remedies for any breach of such agreements or other misappropriation of our trade secrets, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

IN ORDER TO COMPETE, WE MUST ATTRACT, MOTIVATE, AND RETAIN KEY EMPLOYEES, AND OUR FAILURE TO DO SO COULD HARM OUR RESULTS OF OPERATIONS.

In order to compete, we must attract, motivate, and retain executives and other key employees, including those in managerial, technical, sales, marketing, and support positions. Hiring and retaining qualified executives, engineers, technical staff, and sales personnel is critical to our business, and competition for experienced employees in our industry can be intense. To help attract, motivate, and retain key employees, we may use stock-based compensation awards such as non-qualified stock options and restricted stock. If the value of such stock awards does not appreciate, as measured by the performance of the price of our Common Stock, or if our share-based compensation otherwise ceases to be viewed as a valuable benefit, our ability to attract, retain, and motivate employees could be weakened, which could harm our business and results of operations.

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We Do Not Have A Bank OR OTHER Line Of Credit OR FINANCING.

At the present time, we do not have a bank or other line of credit, or any confirmed source of funding. We need substantial sums to fully implement our business plans. Any particular BESS may require substantial sums, and the larger the BESS, the higher the cost of purchasing equipment, leasing property on which to place the BESS, and installing such system. Additionally, we will require third party financing or capital in order to purchase equipment for use under the BQDM Program. At the present time, we anticipate that our projects will be financed through individual project finance models. We cannot assure you that we will be able to obtain such financing, or any alternative financing. We will require a level of funding to provide capital for general corporate purposes in addition to any project financing. As a start-up business, we expect that we will incur high costs of finance until we achieve a level of revenue and/or income. The terms of any financing may also restrict our use of proceeds to certain matters and uses. Further, we may be required to issue substantial amounts of equity with various terms, which could dilute holders of Common Stock and other securities outstanding prior to any such financing,.

Our Business Depends Upon The Maintenance Of Our Proprietary Technology, And We Rely, In Part, On Contractual Provisions To Protect Our Trade Secrets And Proprietary Knowledge.

PEC will depend upon internally developed trade secrets. We have and will continue to enter into confidentiality agreements with key employees, customers, potential customers, and vendors and limits access to and distribution of trade secrets and other proprietary information. However, these measures may not be adequate to prevent misappropriation of our technology. Additionally, our competitors may independently develop technologies substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. We also are subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights of others.

Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also become known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

We Are Dependent On Third-Party Suppliers.

Although we believe most of the key components required for the production of our products are currently available in sufficient production quantities from multiple sources, they may not remain so readily available. It is possible that other components required in the future may necessitate custom fabrication in accordance with specifications developed or to be developed by us. Also, in the event that we, or our contract manufacturer, as applicable, are unable to develop or acquire components in a timely fashion, our ability to achieve production yields, revenues, and net income can be expected to be adversely affected.

We Are Developing And Commercializing New Energy Saving Technologies And Products Which Will Involve Uncertainty And Risks Related To Product Development And Market Acceptance.

Our success is dependent, to a large degree, upon our ability to fully develop and commercialize our technology and gain industry acceptance of our products based upon our technology and its perceived competitive advantages. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by frequent new product introductions. We anticipate that we will incur substantial expenses in connection with the development and testing of our proposed products and expect these expenses to result in continuing and significant losses until such time, if ever, that we are able to achieve adequate levels of sales or license revenues.

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Most Of Our Current And Potential Competitors Have Greater Name Recognition, Financial, Technical, And Marketing Resources, And More Extensive Customer Bases And Industry Relationships Than We Do, All Of Which Could Be Leveraged To Gain Market Share To Our Detriment, Particularly In An Environment Of Rapid Technological Change.

We compete against a number of companies in the electric demand and energy savings market, many of which have longer operating histories, established markets, and far greater financial, advertising, research and development, manufacturing, marketing, personnel, and other resources than we currently have or may reasonably expect to have in the foreseeable future. This competition may have an adverse effect on our ability to expand our operations or operate profitably. The motor control industry is also highly competitive and characterized by rapid technological change. Our future performance will depend in large part upon our ability to become and remain competitive and to develop, manufacture, and market acceptable products or services in these markets. Competitive pressures may necessitate price reductions, which can adversely affect revenues and profits. If we are not competitive in our ongoing research and development efforts, our products may become obsolete, or be priced above competitive levels. Although management believes, based upon their performance and price, that our products and services are attractive to customers, we cannot guarantee that competitors will not introduce comparable or technologically superior products, which are priced more favorably than our products.

We Do Not Have “Key Man” Life Insurance.

PEC presently does not have any key man life insurance policies. As soon as practicable following the commencement of profitable operations or adequate levels of capital (which may never occur), we intend to purchase key man life insurance for our management team. Upon purchase of such insurance, we intend to pay the premiums and be the sole beneficiary. The lack of such insurance may have a material adverse effect upon our business.

Delaware Law Limits The Liability Of Our Directors.

Pursuant to our Certificate of Incorporation, PEC’s Directors are not liable to the Company or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law for dividend payments or stock repurchases illegal under Delaware law, or any transaction in which a Director has derived an improper personal benefit.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next 12 months, we anticipate requiring additional funds in order to significantly expand our operations and the installation and development of projects as set forth in our plan of operation. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

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OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history during the last two (2) calendar years, our auditor has expressed substantial doubt as to our ability to continue as a going concern. All prior operations ceased in 2012. For the year ended December 31, 2015, we incurred a net loss of $251,136 and for the quarter ended March 31, 2016 we incurred a loss of $52,700. We expect to continue to incur losses for the foreseeable future. If we cannot obtain sufficient funding, we may have to delay or revise the implementation of our business strategy.

THERE IS NO ASSURANCE OF A PUBLIC MARKET FOR OUR COMMON STOCK, OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our Common Stock. Our shares are not and have not been listed or quoted on any exchange during the prior three (3) years. Prices for our Common Stock are available in the OTC Pink Sheets. We believe that current trading in our Common Stock is not based upon adequate information about us and does not provide a reliable market on which to base to value of our Company or your Common Stock. There can be no assurances that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that we will qualify for listing in an established exchange such as NASDAQ, or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate his, her, or its investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

Our Common Stock is subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a continued reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

Certain members of management or promoters associated with the Company Have Been Subject to Regulatory Actions.

Under Rule 506 of the Securities and Exchange Commission’s rules and regulations, issuers of securities may be prohibited from utilizing Regulation D to raise capital or may be required to provide disclosure of certain events in connection with the use of Regulation D if an Officer, Director, or promoter associated with the issuer qualifies as a “bad actor” under the Rule.

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In 2005, Mr. R Scott Caputo, our COO and President and a member of the Board, declined to participate in NASD (the predecessor to FINRA, which is the self-regulatory agency charged with oversight of broker-dealer firms and their personnel) proceedings brought against him. Mr. Caputo entered into a letter of Acceptance, Waiver and Consent whereby he agreed to a permanent bar from associating with any FINRA member broker-dealer firm. At the time of the action brought by NASD, Mr. Caputo was a registered person with a registered broker-dealer firm. Further, in March 2009, Mr. Caputo was sentenced to probation after pleading guilty on June 3, 2008 to a one-count information (a felony) charging him with filing a false tax return for tax year 1999 under 26 U.S.C. § 7206(1).

Item 2.  Financial Information.

Disclaimer Regarding Forward-Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Registration Statement.  In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs.  Our actual results could differ materially.  Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Registration Statement, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

We have not generated any revenue since 2012. We are not engaged in any businesses in which the Company was formerly engaged in, and our plan of operation does not contemplate engaging in any such businesses.

Plan of Operation

The Company was formed under the laws of Delaware in July 1994. Until 2012, the Company was in the business of designing, developing, marketing, and selling proprietary solid state electrical devices designed to reduce energy consumption in alternating current induction motors. In the spring of 2012, the then-management of the Company began winding down substantive operations and ceased all activities and sold or abandoned any remaining assets and operations by the end of 2012.

In July 2015, current members of management acquired a majority of the voting stock of the Company and commenced its plan to restart the Company’s operations. The change of control and management occurred on July 17, 2015, resulting in new management and a new Board of Directors. The Company commenced operations in the business of the promotion, acquisition, and development of BESS and related services and businesses.

Since July 2015, management has been focused on developing its business plan, commencing development of BESS projects, and developing relationships within the industry. The Company’s business plan is to originate, develop, and own energy storage systems in North America. The Company may utilize different ownership structures for its projects; in certain cases owning the projects and obtaining financing, and in other cases developing joint ventures as majority or minority developers, or establishing projects to different levels of development before selling the projects.

At December 31, 2015, the Company had a working capital deficiency of $153,128. As of December 31, 2015, the Company had net operating losses (“NOLs”) of approximately $40,000,000 limited to approximately $1,200,000 under the provisions of Section 382 of the Internal Revenue Code. At December 31, 2015, the Company had cash in the amount of $115,384. At March 31, 2016, the Company had a working capital deficiency of $199,295. At March 31, 2016, the Company had cash of $71,253. At July 31, 2016, we had $33,419 of cash.

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We have begun very limited operations, and we require substantial outside capital to implement our business model. We believe that we will need additional funding to satisfy our cash requirements for the next twelve (12) months. Completion of our plan of operation is subject to attaining adequate financing. We cannot assure investors that additional financing will be available. In the absence of additional financing, we may be unable to proceed with our plan of operation.

The Company has incurred costs in the amount of $50,538 related to two (2) BESS projects. The costs incurred were for due diligence fees, including consultants, an application fee, and zoning application fees to the utility and local governments for approval to accept one of the projects.

The Company successfully bid on and won the opportunity, in a July 2016 auction conducted by Con Edison, to provide 4000 kilowatts of demand energy savings in 2017, and another 8000 kilowatts in 2018. The terms of the BQMD Program (discussed above) will provide guaranteed revenue in 2017, based on the fulfillment of providing the grid relief prescribed in the Program. The Company will receive a payment per kilowatt equal to the accepted price of our auction bid.

The Company does not foresee generating any revenues from any of its BESS or other of these projects in 2016. The terms of the BQMD Program will provide significant guaranteed revenues in 2017, based on the fulfillment of providing the grid relief prescribed in the Program. We have not entered into a formal contract with Con Edison to date, and are working to fulfill the bid requirements which include obtaining a standby letter of credit. It we are unable to satisfy the terms of the contract, or provide a standby letter of credit on terms satisfactory to Con Edison, we may be terminated from participation in the Program.

We also expect to generate revenue from the Hillsborough I and Harrison BESS projects in 2017. We anticipate enrolling both sites in the PJM electric utility market, supplying power and energy to stabilize the grid for the purposes of frequency regulation. We anticipate that revenue will be a function of the market clearing price of a financial hedge obtained from a third party.

The revenue in 2017 will contribute to the operation and expansion of our business, but we will require additional capital to identify, develop, and possibly acquire other projects and operating assets.

Over the next twelve (12) months we will be actively pursuing the raise of capital for corporate operations as well as for the implementation and deployment of our BESS and Demand Management Projects. We foresee the need for and use of capital to provide for sufficient operation of the Company. We will also need to raise capital, at the corporate or project level, to meet the requirements necessary to pre-develop, build, and operate the BESS and to fulfill the buildout requirements, including the installation of large generators and/or batteries on various site locations in Brooklyn and Queens, for the BQMD Program. We anticipate that our operational, general, and administrative expenses for the next twelve (12) months, assuming we undertake substantially all of our contemplated projects, will approximate between $6 million and $14 million. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes, and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds used and our progress with the execution of our business plan. We anticipate that depending on market conditions and our plan of operation, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Item 3.  Properties.

We currently utilize office space (approximately 200 square feet) at the offices of Valeo Partners LLC, an entity controlled by Mr. Gary Weiss, our CEO and a Director, for office space. The office is located at 2200 Northern Boulevard, Suite 102, Greenvale, New York 11548. We occupy the premises on a month to month basis and we have not paid any sums to Mr. Weiss or his related entity for use of the office. We may determine, if we continue to utilize the space, to pay a nominal amount for such usage. We expect to obtain third party office space in the near future upon obtaining financing.

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In connection with a proposed battery storage project in October 2015, the Company, through its wholly owned subsidiary Hillsborough Battery I LLC (a New Jersey limited liability company), entered into a real property lease (guaranteed by the Company) for a 0.5 acre parcel of land to be used as the location for a converted battery storage conversion system. The lease is contingent upon receipt of utility and municipal approvals and commencement of operations of the battery storage system. The utility approval was received in February 2016 and the Company is awaiting approval from the local municipality for zoning and other local approvals. The initial lease is five (5) years with an option to extend for an additional five (5) years. The monthly rent for the initial term is $3,000 to be increased by an additional $2,500 if a second battery unit is installed on the premises. A $50,000 deposit is required upon commencement of the commercial operation date.

 Item 4.  Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of the date of this Registration Statement, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director; (ii) each person who owns beneficially more than 10% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group. As of August 9, 2016, we had 92,302,666 shares issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (5)

Common Stock(1)	Gary Weiss	118,845,000	56%

Common Stock(2)	R. Scott Caputo	47,065,000	37%

Common Stock	Mark Goldberg	11,884,500	13%

Common Stock(3)	Stephen Funk	30,000,000	25%

Common Stock(4)	Rajan Chudgar	18,750,000	19%

Common Stock	Becker & Poliakoff LLP	11,884,500	13%

* less than 1%.

(1) Includes all securities owned by Valeo Partners LC, an entity controlled by Mr. Weiss. Mr. Weiss has voting control and the power to dispose of all securities owned by Valeo Partners LLC. Consists of 56,250 shares of Series D Preferred Stock, each of which is convertible into 100 shares of common stock; 112.5 shares of Series E Preferred Stock, each of which is convertible into 1,000,000 shares of Common Stock and 720,000 shares of Common Stock. Table assume conversion of all shares into Common Stock. Includes Common Stock issuable upon conversion of 5 shares of Series E Preferred stock which Valeo Partners has agreed to sell to Alta Investments.

(2) Includes all securities owned by GDD Ventures LLC an entity controlled by Mr. Caputo and the Anthony C. Caputo Revocable Trust and Steven A. Caputo Trust. Consists of 56,250 shares of Series D Preferred Stock, each of which is convertible into 100 shares of common stock; 48.22 shares of Series E Preferred Stock, each convertible into 1,000,000 shares of Common Stock and 720,000 shares of Common Stock. Table assume conversion of all shares into Common Stock. Further includes certain shares of Series E Preferred Stock owned by GDD Ventures or the Trust have been pledged to secure loans made to GDD Ventures by the Trust or Mark Goldberg, our Chief Financial Officer. Includes Common Stock issuable upon conversion of 5 shares of Series E Preferred stock which Mr. Caputo has agreed to sell to Alta Investments

(3) Includes all securities held by Alta Investments LLC, an entity controlled by Mr. Stephen Funk. Mr. Funk has voting control and the power to dispose of all securities owned by Alta Investments LLC. Represents 30 shares of Series E Preferred Stock which are convertible into 30,000,000 shares of Common Stock. Does not include 15,000,000 shares to be issued by the Company to Alta Investments for consulting services, which shares have been approved for issuance by the Board of Directors but have not been issued as of August 9, 2016. Also does not include an additional 5 shares of Series E Preferred Stock (each convertible into 1,000,000 shares of Common Stock) currently owned by Valeo Partners LLC and the Trust which each of Valeo Partners LLC and the Trust have agreed to sell to Alta Investments but which sale has not been completed as of August 9, 2016.

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(4) Includes all securities held by. Mr. Chudgar and members of his immediate family. Mr. Chudgar has voting and disposal control with respect to such shares. Represents 17.5 shares of Series E Preferred Stock which are convertible into 17,500,000 shares of Common Stock. Excludes 1 share of Series E Preferred Stock which is convertible into 1,000,000 shares of Common Stock which have been pledged by R. Scott Caputo to secure a loan made by Rajan Chudgar to Mr. Caputo.

(5) Assumes no conversion of any convertible securities owned by any other person or entity.

GDD Ventures, Valeo Partners LLC, and the Anthony C. Caputo Revocable Trust (the “Trust”) are parties to a voting agreement whereby each of the parties agreed that as long as any of them own at least 10% of the shares originally purchased by GDD Ventures and Valeo Partners LLC in July, 2015, each of the parties thereto shall vote all such securities, at all annual or special meetings of stockholders of the Company, or execute written consents as the case may be, as follows:

(A) in favor of one nominee of each of the parties, to serve on the Board of Directors of the Company and in favor of any additional nominees as the Parties may mutually agree in advance.

(B) against any person nominated by any other stockholder of the Company in the event either Party opposes such other nominee;

(C) in favor of any reverse or forward stock split of the Company’s Common Stock as may be approved by the Board of Directors; and

(D) in favor of any amendments, changes or modifications, including, without limitation, proposals for redemption and redemptions, in whole or in part, to the Series D Preferred Stock or Series E Preferred Stock as may be approved by the Board of Directors.

The Company is not aware of any person who owns of record, or is known to own beneficially, 10% or more of the outstanding securities of any class of the securities of the Company, other than as set forth above.  Other than as stated herein, the Company is not aware of any person who controls the Company as specified in Section 2(a)(1) of the 1940 Act.  We have Common Stock and Series B, Series C-1, Series D, and Series E Preferred Stock issued and outstanding. We do not have an investment adviser.

There are no current arrangements of which the Company is aware which will result in a change in control.

Item 5.  Directors and Executive Officers.

Mr. Gary Weiss, Mr. R. Scott Caputo, and Mr. Mark Goldberg, who currently serve as our CEO, COO, and Chief Financial Officer (“CFO”), respectfully, joined the Company in July 2015. Prior to July 2015, none of these persons were Officers, Directors, or control persons of the Company. In July 2015, Mr. Weiss and Mr. Caputo, through entities controlled by them, acquired a majority of the voting stock of the Company (includes shares issuable upon conversion of Series B, Series D and Series E Preferred Stock which vote with the Common Stock on all matters) and commenced its plan to restart the operations. The change of control and management occurred on July 17, 2015, resulting in new management and a new Board of Directors.

The following table sets forth the names, ages, and biographical information of each of our current Directors and Executive Officers, and the positions held by each person, and the date such person became a Director or Executive Officer.  Family relationships among any of the Directors and Officers are described below.

Name	Age	Position

Gary Weiss	54	Chief Executive Officer and Director
R. Scott Caputo	52	President, Chief Operating Officer and Director
Mark Goldberg	56	Chief Financial Officer and Principal Accounting Officer
Rajan Chudgar	32	Director

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Gary Weiss, 54, has been the CEO and Director of PEC since July 2015. Mr. Weiss is the co-founder and CEO of Valeo Partners LLC, a consulting and investment firm engaged in starting, advising, and financing early- and growth-stage companies. When necessary, Mr. Weiss takes a hands-on role in the management of the companies in which Valeo Partners LLC invests and consults. Through his role in Valeo Partners LLC, Mr. Weiss is also a founder and co-Managing Member of Farmington Concepts LLC, a software company, and COO of Energy Innovative Products, an energy efficiency service and manufacturing company. He currently sits on the boards of Pharos Systems International, a leading developer of print management software and solutions, and Tribco LLC, an owner and publisher of community newspapers. Mr. Weiss has a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania and an MBA from New York University.

R. Scott Caputo, 52 has been our President and COO and a member of our Board of Directors since July 2015. Mr. Caputo also serves as a Director and President of Energy Innovative Products, Inc. Since April 2013, Mr. Caputo has owned and operated GDD Ventures LLC, a private investment and consulting company. Mr. Caputo was a registered representative in the securities industry for approximately 20 years and left the securities business in 2005. Mr. Caputo received his Bachelor of Arts in Political Science from Rutgers University in 1986.

Mark Goldberg, 56, has been our CFO and Principal Accounting Officer. Mr. Goldberg is a partner in the accounting firm of Raphael Sanders Goldberg Nikpour Cohen & Sullivan CPA's PLLC, located in Woodbury, New York, which firm provides accounting services to the Company. Mr. Goldberg founded the firm approximately 9 years ago. Mr. Goldberg has served as CFO since July 2015. Mr. Goldberg also is a private investor and serves as a board member or member of management of several unaffiliated privately held companies. He received his Bachelor of Arts in Political Science from the State University of New York at Binghamton in 1981 and his MBA in Accounting from Hofstra University in 1983.

Rajan Chudgar, 32, has been an independent Director since March 2016. Mr. Chudgar is President of Viridity Energy Inc. Mr. Chudgar brings extensive experience in the wholesale (operations and markets), Transmission and Distribution Providers (“TDSP”), demand response, and retail energy space, having developed and implemented successful strategies and projects for numerous clients covering all aspects of electrical systems. He has spent more than 20 years in the electricity market and utility business with a focus on distributed energy solutions, renewables generation, energy storage, market strategy, and demand response solutions. He has spent extensive time working with end use customers, retail providers, wholesale providers, T&D, and regulatory bodies (PUCT, FERC, ERCOT, PJM, NYISO). He received a Bachelor of Arts in Chemical Engineering from the University of Louisville in 1995 and a Masters in Chemical Engineering from the University of Louisville in 1996.

Family Relationships

There are no family relationships among any of our Officers or Directors.

Item 6.  Executive Compensation.

Mr. Gary Weiss, Mr. R. Scott Caputo, and Mr. Mark Goldberg, who currently serve as our CEO, COO, and CFO, respectfully, joined the company in July 2015. Prior to July 2015, none of these persons were Officers, Directors, or control persons of the Company.

Joseph Mandia served as the sole Officer and Director of the Company from January 2014 to July 2015. During the period from 2012 until the change of management and control completed in July 2015, the Company had a consulting arrangement with Northcoast Management, which was engaged to provide management services to the Company, including provision of the services of its owner (Mr. Mandia) to serve as President of the Company during this time period. During the period from late 2012 to July 2015, the Company was either winding down its operations or had ceased substantially all business activities other than maintaining its corporate existence. During 2015 and 2014 respectively, the Company made payments of $18,774 and $1,500 respectively to Northcoast Management.

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All of our executives’ compensation is set forth in the Summary Compensation Table below for the years 2014 and 2015, other than Mr. Mandia, whose compensation is discussed above.

Other than as stated, all compensation is deferred until financing is obtained.

Summary Compensation Table

Named Executive	Year	Salary (1)	Stock Awards	Total

Gary Weiss	2014	0	0	0

	2015	$20,235	0	$20,325

R Scott Caputo	2014	0	0	0

	2015	$35,593	0	$35,593

Mark Goldberg	2014	0	0	0

	2015	0	$11,885	$11,885

(1) Includes amounts paid as consulting fees.

Other than as stated, no other compensation has been paid during the prior two (2) fiscal years to any of the Company’s executive officers which is comprised of the three named persons.

The Company has agreed to the terms of an employment agreement, to commence when sufficient funds are obtained, with its CEO, Mr. Weiss, who also serves as a Director of the Company. The Company will pay him a base salary of $150,000 per year. He will be entitled to a signing bonus of $10,000 per month commencing as of June 1, 2016 up to an aggregate of $60,000. At the time he is employed on a full time basis as an employee, Mr. Weiss will continue to serve as CEO and President. The term of employment will be three (3) years from the commencement date. Mr. Weiss (through an entity controlled by him) received compensation in the amount of $20,235 during the year ended December 31, 2015.

The Company has also agreed to the terms of an employment agreement, to commence when sufficient funds are obtained, with its President and COO, Mr. Caputo, who also serves as a Director of the Company. The Company will pay him a base salary of $150,000 per year. He will be entitled to a signing bonus of $10,000 per month commencing as of June 1, 2016 up to an aggregate of $60,000. At the time he is employed on a full time basis as an employee, Mr. Caputo will continue to serve as COO. The term of employment will be three (3) years from the commencement date. For the fiscal year ended December 31, 2015, Mr. Caputo (through an entity controlled by him) received compensation in the amount of $38,593 during the year ended December 31, 2015.

Effective December 1, 2015, the Company approved the issuance of 11,884,500 shares of Common Stock to the Company’s CFO, Mr. Goldberg, for past services and future services and other consideration. The CFO is a partner in the firm which will render accounting services to the Company.

The Company has entered into a consulting and employment agreement with Mr. Jeffrey Lines. Mr. Lines is currently a consultant to the Company and has been serving as a consultant since July 2015. Under the terms of his arrangement with the Company, he will continue to serve as a consultant until the Company has sufficient capital or revenue to employ him on a full time basis. Mr. Lines received total compensation of consulting fees of $14,580 during the year ended December 31, 2015. Mr. Lines has also received 10,000,000 restricted shares of Common Stock under the 2016 Plan (see below). As a consultant, Mr. Lines is not required to devote his full business time and efforts to the Company’s business. Assuming that Mr. Lines is employed on a full time basis, he will be entitled to participate on the same terms as other employees in the Company’s health and other benefit plans. Additionally, the Company will pay him a base salary of $150,000 per year. He will be entitled to a signing bonus of $10,000 per month commencing as of June 1, 2016 up to an aggregate of $60,000. At the time he is employed on a full time basis an employee, Mr. Lines will serve as Vice President – Business Development. The term of employment will be one (1) year from the date the employment agreement becomes effective.

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Director Compensation

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. The Board has authorized Mr. Chudgar, our sole independent Director, to receive 1,000,000 shares of restricted Common Stock under our 2016 Plan (as discussed below) for joining the Board of Directors. The shares were authorized by the Board of Directors in July 2016. Mr. Chudgar joined the Board of Directors in 2016. No persons received any compensation during 2014 or 2015 with respect to serving on the Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

On July 20, 2016, the Board of Directors approved the 2016 Equity Incentive Plan and as of August 9, 2016, received requisite approval from shareholders entitled to vote for the adoption of the 2016 Plan and the reservation of 75,000,000 shares in connection with the issuance of awards under the 2016 Plan.

There are no options outstanding under the 2016 Plan. We have issued a total of 11,000,000 shares pursuant to restricted stock awards and restricted stock units under the 2016 Plan, all of which were issued in 2016.

Transfer Agent and Registrar

We have appointed Continental Stock Transfer and Trust company as the transfer agent and registrar for our Common Stock. We internally act as registrar and transfer agent for the classes of Preferred Stock that are outstanding.

Dividend Policy

Since inception, we have not paid any dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors which our Board of Directors may deem relevant. Additionally, the holders of our various classes of Preferred Stock are entitled to receive dividends, if any, prior to payment of any dividends on our Common Stock.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

We currently have employment arrangements with Mr. Weiss and Mr. Caputo. Mr. Goldberg, our CFO, provides his services through the Company’s retention of his accounting firm. His services are provided on an hourly basis.

In October 2015, the Company lent the sum of $10,000 to GDD Ventures, LLC which is owned by the COO and a Director of the Company. The note bears interest at a rate of 3% per annum. The note is due October 28, 2016. The balance of the note and the accrued interest at December 31, 2015 was approximately $10,000. On February 9, 2016, the Company made a second loan to GDD Ventures, LLC in the amount of $10,000, which is due October 28, 2016 and bears interest at 5% per annum.

After the change of management and control completed in July 2015, the Company remitted consulting fees aggregating $66,118 that were paid to Valeo Partners LLC which is owned by Mr. Weiss, the CEO and a Director of the Company and to GDD Ventures, LLC which is owned by Mr. Caputo, the COO, President, and a Director of the Company. These fees were paid in connection with their duties as CEO and COO, respectively. Valeo Partners LLC and GDD Ventures, LLC collectively are the majority shareholders of the Company. Additionally, the Company paid consulting fees of $15,000 (included in deferred project costs) to Energy Innovative Products which is owned by the principals of the majority shareholders of the Company.

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Effective December 1, 2015, the Company approved the issuance of 11,884,500 shares of Common Stock to the Company’s CFO for past services and future services and other consideration. The CFO is a partner in the firm which will render accounting services to the Company.

In May 2016, our Board of Directors approved the issuance of 1,000,000 shares of Common Stock to one of our outside lawyers in consideration for legal services related to zoning and related local approvals for our Hillsborough, NJ BESS system. The lawyer is the brother of our COO and President.

Item 8.  Legal Proceedings.

We are not a party to or involved in any legal proceedings.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

 Record Holders of Common Stock

As of August 9, 2016, there were 190 holders of record of our Common Stock. As of August 9, 2016, we have 92,302,666 shares issued and outstanding.

Market Information

Our Common Stock is quoted on the OTC Pink “Current Information” tier of the marketplace maintained by OTC Markets Group, Inc. under the symbol “PEFF.”  Our Common Stock trades on a limited or sporadic basis and should not be deemed to constitute an established public trading market.  There is no assurance that there will be liquidity in the Common Stock. We do not believe that the trading on the OTC Pink market represents, as of the date of this filing, a reliable determination or reflection of the value of our Common Stock.

The following table sets forth the high and low transaction prices for each quarter within the fiscal years ended December 31, 2015 and December 31, 2014 and the quarter ended March 31, 2016. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

Fiscal Year Ended		Transaction Prices
December 31,	Period	High	Low
2014	First Quarter	$0.0068	$0.0016
	Second Quarter	$0.005	$0.0015
	Third Quarter	$0.002	$0.0014
	Fourth Quarter	$0.002	$0.001

2015	First Quarter	$0.01	$ 0.001
	Second Quarter	$0.0012	$0.0009
	Third Quarter	$0.001	$0.0008
	Fourth Quarter	$0.0024	$0.0006

For the quarter ended March 31, 2016, the high bid was $0.0024 and low bid was $0.0006. As of August 9, 2016, the last date for which quotes were available, the low and high bid prices of our Common Stock were $0.0055 and $0.009, respectively.

We do not believe that the quotes reflect an accurate or reliable trading market for our Common Stock. Quotes and stock prices were obtained from the OTC Pink sheets marketplace. Trading is sporadic and limited and during the periods cited no financial or other information was available to the public regarding the Company and its operations.

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The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet.  Unless an exception is available, the regulations require delivery to the customers, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

The Company’s classes of Preferred Stock do not trade on any exchange or interdealer or other markets.

Securities Eligible for Resale

None of our shares of Common Stock are currently eligible for sale under Rule 144. Under Rule 144, we will be required to be reporting for a full year in order for stockholders to avail themselves of Rule 144.  Future sales of large numbers of shares into a limited trading market or the concerns that those sales may occur could cause the trading price of our Common Stock to decrease or to be lower than it might otherwise be.  If an active, stable, and sustained trading market does not develop, the market price for our shares will decline and such declines are likely to be permanent. As of August 9, 2016, we had 92,302,666 shares of Common Stock issued and outstanding.

Options and Other Stock Based Securities

In July 2016, the Board of Directors approved the 2016 Omnibus Equity Incentive Plan. As of August 9, 2016, stockholders holding a majority of the shares of Common Stock and issued and outstanding Preferred Stock entitled to vote had approved the 2016 Plan and the reservation of 75,000,000 shares issuable as awards under the 2016 Plan.

Under the 2016 Plan, options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, other share-based awards, and performance awards may be granted to eligible participants. Subject to the reservation of authority by our Board of Directors to administer the 2016 Plan and act as the committee thereunder, the 2016 Plan will be administered by a Compensation Committee (the “Committee”), which will have the authority to determine the terms and conditions of awards, and to interpret and administer the 2016 Plan. As of August 9, 2016, there were outstanding (i) no options to purchase shares under the 2016 Plan, and (ii) a total of 11,000,000 shares granted pursuant to restricted stock awards and restricted stock units under the 2016 Plan.

Shares Available. The maximum number of shares of our Common Stock that are available for awards under the 2016 Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below), is 75,000,000 shares. If any shares of Common Stock subject to an award under the 2016 Plan, or an award under the 2016 Employee Plan, are forfeited, expire, or are settled for cash (in whole or in part), the shares subject to the award may be used again for awards under the 2016 Plan to the extent of the forfeiture, expiration, or cash settlement.

Eligibility. Options, SARs, restricted stock awards, restricted stock unit awards, other share-based awards, and performance awards may be granted under the 2016 Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code, or nonstatutory stock options. Awards may be granted under the 2016 Plan to any employee, non-employee member of our Board of Directors, consultant, or advisor who is a natural person and provides services to us or a subsidiary, except for incentive stock options which may be granted only to employees.

Administration. Subject to the reservation of authority by our Board of Directors to administer the 2016 Plan and act as the committee thereunder, the 2016 Plan will be administered by the Committee. The Committee will have the authority to determine the terms and conditions of awards, and to interpret and administer the 2016 Plan. The Board of Directors has not yet established the Committee.

Stock Options. The Committee may grant either nonstatutory stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of our Common Stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares of Common Stock covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value of the Common Stock is generally equal to the closing price for the Common Stock on the Principal Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported). Options are subject to terms and conditions set by the Committee. Options granted under the 2016 Plan expire no later than 10 years from the date of grant.

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Stock Appreciation Rights. The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the 2016 Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of our Common Stock on the date the SAR is granted. The term of an SAR may be no more than 10 years from the date of grant. SARs are subject to terms and conditions set by the Committee. Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price.

Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the 2016 Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of Common Stock and the right to receive distributions on the shares. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of Common Stock may be granted either alone or in addition to other awards granted under the 2016 Plan, and are also available as a form of payment of performance awards granted under the 2016 Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Other Share-Based Awards. The 2016 Plan also provides for the award of shares of our Common Stock and other awards that are valued by reference to our Common Stock or other property (“Other Share-Based Awards”). Other Share-Based Awards may be paid in cash, shares of our Common Stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of our Common Stock, cash, or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of Common Stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

No Repricing. The 2016 Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs, or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the Company) unless stockholder approval is obtained.

Nontransferability of Awards. No award under the 2016 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance, or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

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Amendment and Termination. The 2016 Plan may be amended or terminated by our Board of Directors except that stockholder approval is required for any amendment to the 2016 Plan which increases the number of shares of Common Stock available for awards under the 2016 Plan, expands the types of awards available under the 2016 Plan, materially expands the class of persons eligible to participate in the 2016 Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the 2016 Plan prohibiting the repricing of options and SARs as described above, increases the limits on shares subject to awards, or otherwise materially increases the benefits to participants under the 2016 Plan. The 2016 Plan will expire on the tenth anniversary of the Effective Date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Prior Option Grants and Plan

In 2000, the Company adopted the 2000 Stock Option and Restricted Stock Plan (the "2000 Plan"). On July 16, 2009, the 2000 Plan was amended and restated. The 2000 Plan, as restated and amended, provided for the granting of options to purchase up to 25,000,000 shares of Common Stock. The 2000 Plan has expired.

As of December 31, 2015, the Company had outstanding options to purchase 4,000,000 shares of Common Stock with exercise prices of between $0.05 and $0.55 per share. As of December 31, 2014, the Company had outstanding options to purchase 9,442,500 shares of Common Stock with exercise prices of between $0.05 and $0.65 per share. The Company did not issue any options to acquire any of its securities in years 2013, 2014, or 2015.

Dividend Policy

We have not paid any dividends on our Common Stock and do not expect to do so in the foreseeable future. We intend to apply our earnings, if any, in expanding our operations and related activities.  The payment of cash dividends in the future will be at the discretion of the Board of Directors and will depend upon such factors as earnings levels, capital requirements, our financial condition, and other factors deemed relevant by the Board of Directors.

Our Class B, C-1, and D Preferred Stock accrue dividends at the rate of 8% per annum based upon the stated value of such classes. At March 31, 2016, we had accrued dividends of $4,387,700 in the aggregate with respect to such classes of Preferred Stock. Dividends, subject to our ability to declare and pay them under Delaware law, may be paid in shares of Common Stock or in cash at the time of declaration by the Board of Directors.

Item 10.  Recent Sales of Unregistered Securities.

The Company has not sold any of its securities in any private placement offering or public offering during the past three (3) fiscal years. No private placements or other offerings of securities have occurred during the fiscal year 2016 to date.

In December 2015, the Company issued an aggregate of 23,769,000 shares of Common Stock to its law firm (a member of the law firm serves as our Corporate Secretary) and our CFO to retain their assistance in conducting due diligence on the Company, negotiating with tax authorities related to past tax claims, assisting management with developing its business plan, negotiating with potential sources of capital, initiating its first battery energy storage project, undertaking compliance with public company regulations, and other professional services.

In July, 2016, we agreed to issue 1,000,000 shares of restricted Common Stock to Mr. Chudgar in consideration for him agreeing to serve on our Board of Directors.

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In May 2016, our Board of Directors approved the issuance of 1,000,000 shares of Common Stock to one of our outside lawyers in consideration for legal services related to zoning and related local approvals for our Hillsborough, NJ BESS system. The lawyer is the brother of our COO and President.

In July 2016, the Board approved entering into a consulting agreement with a third party to provide general consulting services to the Company in consideration for 15,000,000 shares of restricted Common Stock.

The Board of Directors approved the issuance of 10,000,000 shares of restricted Common Stock under the 2016 Plan to Mr. Lines, who serves as a consultant to the Company.

Item 11.  Description of Registrant’s Securities to be Registered.

Our Common Stock is the only class of stock being registered in this Registration Statement.

Our authorized capital stock consists of 350,000,000 shares of Common Stock, par value $0.001 and 10,000,000 shares of Preferred Stock. On July 23, 2016, our Board of Directors approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock to 700,000,000 shares. As of August 9, 2016, we had received written consents from holders of our Common Stock and classes of Preferred Stock entitled to vote approving the increase. We anticipate filing an Amendment to our Certificate of Incorporation on or before August 25, 2016 reflecting the increase to 700,000,000 shares.

As of August 9, 2016, there were 92,302,666 shares of Common Stock issued and outstanding. With respect to the Preferred Stock, we have designated: 140,000 shares as Series B Convertible Preferred Stock, of which 133,000 shares are issued and outstanding; 175,000 shares as Series C-1 Convertible Preferred Stock, of which 34,625 shares are issued and outstanding; 375,000 shares of Series D Convertible Preferred Stock, of which 304,377 are issued and outstanding; and 1,000 shares of Series E Preferred Stock, of which 305 are issued and outstanding.

Common Stock. Each shareholder of our Common Stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our Common Stock are entitled to one (1) vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our Directors or any other matter.  Therefore, the holders of more than 50% of the Common Stock cannot solely determine the election of our Directors, or any other matters. The holders of our Common Stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution, or winding up, the holders of Common Stock are entitled to pro rata share in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our Common Stock.  Holders of shares of our Common Stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

Preferred Stock.  We are authorized to issue 10,000,000 shares of Preferred Stock with a par value of $0.001 per share.  The rights, privileges, and preferences of our Preferred Stock can be set by our Board of Directors without further shareholder approval as set forth in our Certificate of Incorporation filed with the Secretary of State of Delaware.  These shares were carefully designed to protect shareholders of record that have provided services or investment capital and also to delay, defer, discourage, or prevent a change in control. With respect to the Preferred Stock, we have designated: 140,000 shares as Series B Convertible Preferred Stock, of which 133,000 shares are issued and outstanding; 175,000 shares as Series C-1 Convertible Preferred Stock, of which 34,625 shares are issued and outstanding; 375,000 shares of Series D Convertible Preferred Stock, of which 304,377 are issued and outstanding; and 1,000 shares of Series E Preferred Stock, of which 305 are issued and outstanding. A summary of the terms and conditions of each class are set forth below.

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Series B Preferred Stock. Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s Common Stock, subject to adjustment under certain circumstances. The Series B Preferred Stock is convertible at the option of the holder at any time. The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s Common Stock for any ten (10) day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten (10) day period. The Series B Preferred Stock has a dividend equal to 8% of the aggregate original stated value of the Series B Preferred Stock, payable annually in cash or stock, at the discretion of the Company’s Board of Directors. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series B Stock are entitled to be paid out of the assets of the Company, proportionally with any other series of Preferred Stock, an amount per share of Series B Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series B Stock for each share of Series B Stock held by them.

Series C-1 Preferred Stock. Each share of Series C-1 Preferred Stock is convertible into 100 shares of the Company’s Common Stock, subject to adjustment under certain circumstances. The Series C-1 Preferred Stock is convertible at the option of the holder at any time. The Series C-1 Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s Common Stock for any ten (10) day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten (10) day period. The Series C-1 Preferred Stock has a dividend equal to 8% of the aggregate stated value of the Series C-1 Preferred Stock, payable annually in cash or stock, at the discretion of the Company’s Board of Directors. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series C-1 Stock are entitled to be paid out of the assets of the Company, proportionally with any other series of Preferred Stock, an amount per share of Series C-1 Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series C-1 Stock for each share of Series C-1 Stock held by them.

Series D Preferred Stock. The Series D Preferred Stock has an annual dividend equal to 8% of the aggregate $5,220,000 stated value of the Preferred Stock, payable annually in cash or stock, at the discretion of the Company’s Board of Directors. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series D Preferred Stock are entitled to be paid out of the assets of the Company, proportionally with any other series of Preferred Stock, an amount per share of Series D Preferred Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series D Preferred Stock for each share of Series D Preferred Stock held by them. The conversion price for the Series D Preferred Stock is $0.16 per share, and the Series D Preferred Stock is subject to mandatory conversion of 100 common shares per one (1) Series D preferred share, in the event the average closing price of the Company’s Common Stock for any ten (10) day period equals or exceeds $0.50 per share and the average daily trading volume is at least 50,000 shares of Common Stock per day during such ten (10) day period, such conversion to be effective on the trading day immediately following such ten (10) day period. Series D Preferred Stock shall vote with the shares of Common Stock on an as converted basis from time to time, and not as a separate class, at any duly called annual or special meeting of stockholders of the Company. The holders of our Series D Preferred Stock have no pre-emptive rights, and the Company cannot amend the Series D Preferred Stock’s Certificate of Designation without first obtaining the approval of 75% of the holders of the outstanding Series D Preferred Stock.

Series E Preferred Stock. The Series E Preferred Stock carries no dividends. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series E Preferred Stock are entitled to be paid out of the assets of the Company, proportionally with any other series of Preferred Stock, an amount per share of Series E Preferred Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares), pari passu with the Company’s Series B, C-1, and D Preferred Stock. Each share of Series E Preferred Stock is convertible into 1,000,000 shares of Common Stock, and votes together with the Common Stock on an as converted basis. At such time as the Company has authorized shares of Common Stock in sufficient number to allow for the conversion of the Series E Preferred Stock, it shall automatically convert into shares of Common Stock.

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Item 12.  Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that the personal liability of our Directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the “DGCL.” Section 102(b)(7) of the DGCL generally provides that no Director shall be liable personally to us or our stockholders for monetary damages for breach of fiduciary duty as a Director, provided that our Certificate of Incorporation does not eliminate the liability of a Director for (i) any breach of the Director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such Director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders through stockholders' derivative suits on our behalf, to recover monetary damages against a Director for breach of her or his fiduciary duty of care as a Director including breaches resulting from negligent or grossly negligent behavior except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our or our stockholders' ability to seek non-monetary remedies, such as an injunction or rescission, against a Director for breach of her or his fiduciary duty.

In addition, our Certificate of Incorporation and bylaws provide that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all Directors and Officers who we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an Officer or Director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the Officer or Director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We have entered into indemnification agreements with our Directors and Officers consistent with indemnification to the fullest extent permitted under the DGCL.

We expect to obtain a Directors' and Officers' liability insurance policy covering certain liabilities that may be incurred by our Directors and Officers in connection with the performance of their duties. The entire premium for such insurance will be paid by us.

Regarding indemnification for liabilities arising under the Securities Act with respect to our Directors and Officers, and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 13.  Financial Statements and Supplementary Data.

The financial statements and supplementary data listed in Item 15, below, are included with this Registration Statement.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

We do not have any disagreements with our accountant or auditor and have not had any such disagreements during the prior two (2) fiscal years.

Liebman Goldberg & Hymowitz LLP audited our financial statements, including our balance sheet as of December 31, 2015 and 2014 and our related statements of operations, changes in stockholders’ equity, and statements of cash flows for the year then ended.  The audit report on our financial statements for the period stated above includes an adverse opinion expressing uncertainty as to our ability to continue as a going concern.

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Item 15.  Financial Statements and Exhibits.

FINANCIAL STATEMENTS

EXHIBITS

The following documents are filed as exhibits hereto immediately following the “Financial Statements” section:

3.1	Certificate of Incorporation as amended.

3.2.	Amended and Restated By-Laws of Power Efficiency Corporation.

10.1.	2016 Omnibus Equity Incentive Plan.

21.	Subsidiaries of Registrant.

23.1	Consent of Liebman Goldberg & Hymowitz LLP

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Power Efficiency Corporation

Dated: August 11, 2016	/s/ Gary Weiss
By: Gary Weiss
Chief Executive Officer

/s/ Mark Goldberg
By: Mark Goldberg
Chief Financial Officer/Principal Accounting Officer

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LIEBMAN GOLDBERG & HYMOWITZ LLP

Certified Public Accountants

595 Stewart Avenue, Suite 420

Garden City, New York 11530

Tel (516) 228-6600

Fax(516) 228-6664

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Power Efficiency Corporation

We have audited the accompanying consolidated balance sheets of Power Efficiency Corporation and Subsidiary as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2015. Power Efficiency Corporation and Subsidiary’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Power Efficiency Corporation and Subsidiary as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficiency and has suffered recurring losses from operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plan regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liebman Goldberg & Hymowitz, LLP
Liebman Goldberg & Hymowitz, LLP

Garden City, New York

August 11, 2016

F-1

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31,	2015	2014

ASSETS

Current Assets
Cash and cash equivalents	$115,384	$309,047
Note receivable - Related party	10,000	-
Prepaid expenses	7,500	-
Current portion of deferred tax asset	408	-
Accrued interest receivable	69	-
Total Current Assets	133,361	309,047

Other Assets
Deferred project costs	50,538	-
Deferred tax asset	5,479	-
Total Other Assets	56,017	-

Total Assets	$189,378	$309,047

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities
Accrued expenses	$286,489	$213,906

Long Term Liabilities
Accrued dividends payable	4,129,600	3,097,200

Total Liabilities	4,416,089	3,311,106

Commitments and Contingencies

Stockholders' (Deficit)
Preferred Stock, $0.001 par value, 10,000,000 shares authorized: issued and outstanding in 2015 and 2014 - Series B 133,000 shares, Series C-1 34,625 shares, Series D 304,377 shares and Series E 305 shares, liquidation preference of $17,384,600 in aggregate	472	472
Common Stock, $0.001 par value, 350,000,000 shares authorized: 91,302,666 and 67,533,666 shares issued and outstanding in 2015 and 2014, respectively	91,303	67,534
Additional Paid-in Capital	51,390,036	51,354,921
Accumulated (Deficit)	(55,708,522)	(54,424,986)
Total Stockholders' (Deficit)	(4,226,711)	(3,002,059)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$189,378	$309,047

See notes to the consolidated financial statements.

F-2

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,	2015	2014

Revenues	$-	$-

General and Administrative Expenses
Organization costs	24,525	-
Stock based compensation	35,115	44,501
Consulting fees - Related party	66,118	-
Administrative consulting fees	18,774	1,500
Office expense	3,284	1,433
Stock transfer agent expense	12,514	-
Legal & professional fees	89,864	15,000
Storage rental fees	1,447	650
Business travel expenses	4,351	-
Bank service fees	726	192
Franchise fees	400	750
Total General and Administrative Expenses	257,118	64,026

(Loss) from Operations	(257,118)	(64,026)

Other Income	95	25

Net (Loss) Before Income Taxes	(257,023)	(64,001)

Income tax benefit	5,887	-

Net (Loss)	$(251,136)	$(64,001)

Dividends accrued on Preferred Stock	1,032,400	1,032,400

Net (Loss) attributable to common shareholders	$(1,283,536)	$(1,096,401)

Basic and Fully Diluted (Loss) per Common Share	$(0.00302)	$(0.00255)

Weighted average common shares outstanding basic and fully diluted	425,714,616	429,270,116

See notes to the consolidated financial statements.

F-3

POWER EFFICIENCY CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT)
YEARS ENDED DECEMBER 31, 2015 AND 2014

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance - January 1, 2014	67,533,666	$67,534	472,307	$472	$51,310,420	$(53,328,585)	$(1,950,159)

2014 Net (Loss)						(64,001)	(64,001)

Preferred Stock Dividends Accrued - 2014						(1,032,400)	(1,032,400)

Stock Based Compensation					44,501		44,501
Balance - December 31, 2014	67,533,666	67,534	472,307	472	51,354,921	(54,424,986)	(3,002,059)

2015 Net (Loss)						(251,136)	(251,136)

Preferred Stock Dividends Accrued - 2015						(1,032,400)	(1,032,400)

Stock Based Compensation					35,115		35,115

Common Stock issued	23,769,000	23,769					23,769
Balance December 31, 2015	91,302,666	$91,303	472,307	$472	$51,390,036	$(55,708,522)	$(4,226,711)

See notes to the consolidated financial statements.

F-4

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,	2015	2014

Operating Activities:
Net (loss)	$(251,136)	$(64,001)

Adjustments to reconcile net (loss) to net cash (used in) provided by operating activities:
Stock based compensation	35,115	44,501
Common Stock issued in connection with services rendered	23,769	-

Changes in operating assets and liabilities:
Collection of patent proceeds	-	190,000
Deferred tax asset	(5,887)	-
Prepaid expenses	(7,500)	-
Accrued interest receivable	(68)	-
Deferred project costs	(50,538)	-
Accrued expenses	72,582	9,750
Net cash (used in) provided by operating activities	(183,663)	180,250

Investing Activities:
Note Receivable - Related party	(10,000)	-
Net cash (used in) investing activities	(10,000)	-

(Decrease) Increase in cash and cash equivalents	(193,663)	180,250

Cash and cash equivalents at beginning of year	309,047	128,797

Cash and cash equivalents at end of year	$115,384	$309,047

Supplemental disclosures
Cash paid during the year for interest	$-	$-

Cash paid during the year for income taxes	$-	$-

See notes to the consolidated financial statements.

F-5

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 1 – NATURE OF BUSINESS

Power Efficiency Corporation ("Power Efficiency" and/or the "Company"), a Delaware Corporation was formed in July, 1994. Until 2012, the Company was in the business of designing, developing, marketing and selling proprietary solid state electrical devices designed to reduce energy consumption in alternating current induction motors. During such period of operations, the Company had one principal and proprietary product called the three phase Motor Efficiency Controller, which was intended to be used in industrial and commercial applications, such as rock crushers, granulators, and escalators. Additionally, during the period up to early 2012, the Company had developed a digital single phase controller in preparation for working with Original Equipment Manufacturers to incorporate the technology into their equipment.

In the spring of 2012 the then management of the Company began winding down substantive operations and ceased all activities and sold or abandoned any remaining assets and operations by the end of 2012.

The Company was a publicly reporting company filing periodic reports with the Securities and Exchange Commission. On April 17, 2012, the Company filed with the SEC to cease being a reporting company. At the time of the filing in April 2012, the Company had less than 200 shareholders of record and had 67,533,666 shares of Common Stock issued and outstanding, and little if any assets.

Until current management gained control of the Company in July, 2015, the Company had no operations, did not incur any material liabilities and issued no additional securities.

In July, 2015, current members of management acquired a majority of the voting stock of the Company and commenced its plan to restart the operations. The change of control and management occurred on July 17, 2015, resulting in new management and a new Board of Directors. The Company commenced operations in the business of the promotion, acquisition and development of battery energy storage systems and related services and businesses.

Since July, 2015, management has been focused on developing its business plan, commencing development of battery energy storage projects, developing relationships within the industry. The Company’s business plan is to originate, develop and own energy storage systems in North America and may utilize different ownership structures for its projects; in certain cases owning the projects and obtaining financing; in other cases developing joint ventures as majority or minority developers, or establishing projects to different levels of development before selling the projects.

NOTE 2 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. At December 31, 2015, the Company had a working capital deficiency of $153,128.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence.

Continuation of the Company as a going concern is dependent upon achieving profitable operations or accessing sufficient operating capital. On July 17, 2015, the controlling interest of the Company was purchased by members of management and new management has identified and developed a line of business to help achieve profitability. However, there are no assurances that profitability will be achieved and that sufficient capital will be raised to initiate such an operation.

F-6

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 – GOING CONCERN (CONT’D)

The Company will be required to obtain capital (whether through equity or debt or combination thereof) in substantial amounts in order to satisfy its working capital needs and to develop projects as contemplated in this business plan and plan of operations. However, there are no assurances that sufficient capital will be raised. If unable to obtain sufficient capital on reasonable terms, the Company would be forced to restructure, file for bankruptcy or curtail operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The accompanying consolidated financial statements includes the accounts of Power Efficiency Corporation and its wholly owned subsidiary, Hillsborough Battery I LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Actual results could differ from those estimates and the differences could be material.

Cash and Cash Equivalents:

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Income Taxes:

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and from net operating loss carryovers. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2015, there were no deferred taxes from net operating loss carryovers as it is believed that the Corporation will not benefit from any deferred tax benefits resulting from prior year net operating losses. The deferred tax asset of $5,887 is attributable to the future tax amortization of the organization costs.

F-7

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Uncertain Tax Positions:

The Company has adopted FASB ASC 740-10-25, Accounting for Uncertainty in Income Taxes. The Company is required to recognize, measure, classify, and disclose in the financial statements uncertain tax positions taken or expected to be taken in the Company’s tax returns. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge. The Company’s 2012 and subsequent years remain open for tax examination.

Accounting for Share Based Compensation:

The Company accounts for employee stock options as compensation expense, in accordance with ASC 718. ASC 718 requires companies to expense the value of employee stock options and similar awards, and applies to all outstanding and vested stock-based awards.

As of December 31, 2015 and 2014, the Company had 4,000,000 options and 9,442,500 options, respectively, to purchase Common Stock issued and outstanding, with exercise prices ranging from $0.05 to $0.65 per share, all of which were issued prior to 2012. The Company has not issued any stock based options or other securities since 2012. There has been no active market for the Company’s Common Stock during the latest two fiscal years.

In accordance with ASC 718, the Company determines whether a share payment should be classified and accounted for as a liability award or equity award. All grants of share-based payments to service providers classified as equity awards are recognized in the financial statements based on their grant date fair values which are calculated using historical pricing. The Company has elected to recognize compensation expense based on the criteria that the stock awards vest immediately on the issuance date. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent period if actual forfeitures differ from initial estimates.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying ASC 718 approximated $35,115 and $44,501 in additional compensation expense during the years ended December 31, 2015 and 2014, respectively. Such amounts are included in expense on the statement of operations.

The Company has adopted a new stock based compensation plan. See Note 12, Subsequent Events.

F-8

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Advertising:

Advertising costs are expensed as incurred. There were no advertising expenses for the years ended December 31, 2015 and 2014.

Research and Development:

Research and development expenditures are charged to expense as incurred. There were no research and development expenses for the years ended December 31, 2015 and 2014.

Net Loss Per Share:

Under the provisions of ASC 260, “Earnings per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company. As of December 31, 2015 and 2014, respectively, there were stock options outstanding for the purchase of 4,000,000 and 9,442,500 shares of Common Stock which could potentially dilute future earnings per share. At December 31, 2014 there were warrants outstanding for the purchase of 93,750 shares of common stock. Additionally, the Company has outstanding an aggregate of 472,307 shares of preferred stock of Classes B, C-1, D and E preferred stock convertible, into an aggregate of 352,200,200 shares of Common Stock in addition to 91,302,666 and 67,533,666 shares of Common Stock at December 31, 2015 and 2014, respectively.

Fair Value of Financial Instruments:

The Financial Accounting Standards Board’s ASC Topic 820, “Fair Value Measurements”, defines fair value, establishes a three-level valuation hierarchy for fair value measurements and enhances disclosure requirements.

The three levels are defined as follows:

Level 1 -	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 -	inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
Level 3 -	inputs to the valuation methodology are unobservable.

The Company’s financial instruments, classified as Level 1 within the fair value hierarchy, consist primarily of cash, deferred project costs, restricted deposits in money market accounts, a note receivable from affiliate and accrued dividends payable and expenses. The carrying amount of such financial instruments approximate their respective estimated fair value due to short term maturities and approximate market interest rates of these instruments. The Company’s accrued dividends payable approximate the fair value of such instruments based upon management’s best estimate of debt interest rates that would be available to the Company for financial arrangements at December 31, 2015 and 2014.

F-9

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Revenue Recognition:

The Company had no revenue during the years ended December 31, 2015 and 2014. The Company’s business model provides that revenue will be derived from payments to the Company as its battery storage systems generate revenue from electric market participants for the sale of electricity into the market.

Recent Accounting Pronouncements:

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to the consolidated financial statements of the Company.

NOTE 4 – NET OPERATING LOSSES

As of December 31, 2015, the Company had net operating losses (“NOLs”) of approximately $40,000,000 limited to approximately $1,200,000 under the provisions of Section 382 of the Internal Revenue Code (see below). These amounts are available to be carried forward to offset future taxable income. The carry forwards begin to expire during the year ended December 31, 2020. The Company has provided a full 100% valuation allowance on the deferred tax assets at December 31, 2015 and 2014 to reduce such deferred income tax assets to zero as it is management’s belief that realization of such amounts do not meet the criteria required by generally accepted accounting principles. Management will review the valuation allowance required periodically and make adjustments if warranted.

Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the utilization of net operating loss carry forwards is limited under the change in stock ownership rules of the Code. As a result, NOLs prior to the changes of control in 2012 and 2015 are limited. The Company’s operating loss carry forwards are subject to these limitations. Future ownership changes could also further limit the utilization of any net operating loss carry forwards as of that date.

NOTE 5 – DEFERRED PROJECT COSTS

The Company has incurred costs in the amount of $50,538 related to two battery storage system projects. The costs incurred were for due diligence fees including consultants and an application fee and zoning application fees to the utility and local governments for approval to accept one of the projects. Management estimates that one of the projects should be operational in the first half of calendar 2017.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

(a)        Management Agreement/Consulting Agreements

During the period from 2012 until the change of management and control completed in July, 2015, the Company had a consulting arrangement with Northcoast Management, which was engaged to provide management services to the Company, including provision of the services of its owner to serve as President of the Company during this tenure at the Company. During the period from late 2012 to July 2015, the Company was either winding down its operations or had ceased substantially all business activities other than maintaining its corporate existence. During 2015 and 2014 respectively, the Company made payments of $18,774 and $1,500 to Northcoast Management.

F-10

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 6 – COMMITMENTS AND CONTINGENCIES (CONT’D)

(b)        Payroll Tax Audit

During the years 2010 through the third quarter of calendar year 2012, the Company had a San Diego, California office presence. Due to its limited operations during the period the Company had a small number of California based employees and also utilized contractors and consultants during the period for marketing, research and finance functions. This California facility was closed during 2012.

Subsequent to the closing of the California facility, during October 2013, the State of California Employment Development Department (EDD) scheduled then initiated and audit of payroll for the Company’s California operations. The period covered by the audit was the period beginning the fourth quarter of 2010 through the third quarter of 2013. Since a new business occupied the premises and EDD was not successful in making contact with the Company they developed an audit liability of approximately $196,000 (including penalties and interest) based upon estimated payroll, and have filed a lien. Accordingly, the Company has recorded a liability in that amount. After review of third party payroll services reports for the period management estimates that the amount that will be due upon examination of the actual payroll records will most likely be less than the audit liability developed by EDD. The Company is in the process of contacting the proper authorities at EDD to review its findings.

(c)        Leases For Real Property

In connection with a proposed battery storage project in October 2015, the Company through its wholly owned subsidiary Hillsborough Battery I LLC (a New Jersey limited liability company), entered into a real property lease (guaranteed by the Company) for a .5 acre parcel of land to be used as the location for a converted battery storage conversion system. The lease is contingent upon receipt of utility and municipal approvals and commencement of operations of the battery storage system. The utility approval was received in February 2016 and the Company is awaiting approval from the municipality for zoning and other local approvals.

The initial lease is five years with an option to extend for an additional five years. The monthly rent for the initial term is $3,000 to be increased by an additional $2,500 if a second battery unit is installed on the premises. A $50,000 deposit is required upon commencement of the commercial operation date.

NOTE 7 – RELATED PARTY TRANSACTIONS

(a)        On October 2015, the Company lent the sum of $10,000 to GDD Ventures, LLC which is owned by the Chief operating Officer and a Director of the Company. The note bears interest at a rate of three percent per annum. The note is due October 28, 2016. The balance of the note and the accrued interest at December 31, 2015 was $10,000 and $69, respectively. On February 9, 2016, the Company made a second loan to GDD Ventures, LLC in the amount of $10,000, which is due October 28, 2016, and bears interest at 5% per annum.

(b)        After the change of Management, the Company remitted consulting fees aggregating $66,118 that were paid to Valeo Partners LLC which is owned by the CEO of the Company and to GDD Ventures, LLC which is owned by the COO of the Company. These fees were paid in conjunction with their duties as CEO and COO, respectively. Valeo Partners LLC and GDD Ventures, LLC collectively are the majority shareholders of the Company. Additionally, the Company paid consulting fees of $15,000 (included in deferred project costs) to Energy Innovative Products which is owned by the principals of the majority shareholders of the Company. The Company has not entered into formal employment agreements with its members of management except as discussed in Note 12.

F-11

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 7 – RELATED PARTY TRANSACTIONS (CONT’D)

(c)        On December 1, 2015, the Company approved the issuance of 11,884,500 shares of Common Stock which were issued in July 2016 by its transfer agent to the Company’s Chief Financial Officer for past services and future services and other consideration. The Chief Financial Officer is a partner in the firm Raphael Sanders Goldberg Nikpour Cohen & Sullivan CPA’s, PLLC which will render accounting services to the Company.

On December 1, 2015, the Company approved the issuance of 11,884,500 shares of restricted Common Stock which were issued in July 2016 by its transfer agent to the Company’s outside law firm which acts as securities and general counsel to the Company in exchange for services. A partner in the law firm serves as Corporate Secretary to the Company.

(d)        The Company utilizes office space at the offices of an entity controlled by its Chief Executive Officer who is also a director of the Company on a month-to-month basis.

NOTE 8 - WARRANTS

At December 31, 2015, the Company had no outstanding warrants.

At December 31, 2014, the Company had outstanding 93,750 warrants to purchase shares of Common Stock at an exercise price of $0.40 per share. The difference in the number of outstanding warrants has expired without exercise. The Company did not issue any warrants to acquire any of its securities in years 2013, 2014 or 2015.

The fair value of each warrant was estimated on the date of grant based on the Black-Scholes option pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment

The fair value of warrants granted is estimated on the date of grant based on the weighted-average assumptions in the table below. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the term of the respective warrant agreements. The historical daily stock volatility of the Company’s common stock (the Company’s only class of publically traded stock) over the contractual life of the stock warrant is used as the basis for the volatility assumption.

	Years Ended December 31,
	2015	2014
Weighted average risk-free rate	-	1.08%
Average contractual life in years	-	0.24
Expected dividends	-	0
Volatility	-	152.20%

NOTE 9 - STOCK OPTION PLAN

As of December 31, 2015, the Company had outstanding options to purchase 4,000,000 shares of Common Stock with exercise prices of between $0.05 and $0.55 per share. As of December 31, 2014, the Company had outstanding options to purchase 9,442,500 shares of Common Stock with exercise prices of between $0.05 and $0.65 per share. The difference in the number of outstanding options has expired without exercise. The Company did not issue any options to acquire any of its securities in years 2013, 2014 or 2015.

F-12

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 9 - STOCK OPTION PLAN (CONT’D)

In 2000, the Company adopted the 2000 Stock Option and Restricted Stock Plan (the "2000 Plan"). On July 16, 2009, the 2000 Plan was amended and restated. The 2000 Plan, as restated and amended, provided for the granting of options to purchase up to 25,000,000 shares of common stock. The Plan has expired.

The fair market value of stock options issued that has not been expensed was $351,000 and $1,640,600, to be expensed over 1.0 and 1.42 years as of December 31, 2015 and 2014, respectively.

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants:

	Years Ended December 31,
	2015	2014
Weighted average risk-free rate	1.17%	1.17%
Average Expected life in years	1.00	1.42
Expected dividends	0	0
Volatility	154.22%	154.22%
Forfeiture rate	52%	52%

The fair value of options granted is estimated on the date of grant based on the weighted-average assumptions in the table above. The assumption for the expected life is based on evaluations of historical and expected exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at the grant date. The historical daily stock volatility of the Company’s common stock (the Company’s only class of publicly traded stock) over the estimated life of the stock warrant is used as the basis for the volatility assumption.

The Company accounts for employee stock options as compensation expense, in accordance with FASB ASC 718. FASB ASC 718 requires companies to expense the value of employee stock options and similar awards over the requisite service period.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be materially different from the amount recorded in the current period.

In July 2016, the Company adopted a new stock based compensation plan, with a reserve of 75,000,000 shares of Common Stock. See Note 12, Subsequent Events.

F-13

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 10 - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION

Share based compensation was $35,115 and $44,501 in 2015 and 2014, respectively.

In December 2015, the Company issued an aggregate of 23,769,000 shares of Common Stock with a value of $23,769 to its outside law firm which acts as securities and general counsel to the Company and also to a member of management to retain their assistance in conducting due diligence on the Company, negotiating with tax authorities related to past tax claims, assisting management with developing its business plan, negotiating with potential sources of capital, initiating its first battery energy storage project, undertaking compliance with public company regulations and other professional services.

NOTE 11 – PREFERRED STOCK

The Company has authorized 10,000,000 shares of preferred stock, par value $0.001 per share. With respect to the preferred stock, the Company designated: 140,000 shares as Series B Convertible Preferred Stock, of which 133,000 shares are issued and outstanding; 175,000 shares as Series C-1 Convertible Preferred Stock, of which 34,625 shares are issued and outstanding; 375,000 shares of Series D Convertible Preferred Stock, of which 304,377 are issued and outstanding; and 1,000 shares of Series E Preferred Stock, of which 305 are issued and outstanding.

At December 31, 2015 and 2014 the Company had:

			ACCRUED DIVIDENDS
		ISSUED AND	PAYABLE
	DESIGNATED	OUTSTANDING	DECEMBER
	SHARES	SHARES	2015	2014
Series B	140,000	133,000	$2,128,000	$1,596,000
Series C-1	175,000	34,625	443,200	332,400
Series D	375,000	304,377	1,558,400	1,168,800
Series E	1,000	305	-	-
			$4,129,600	$3,097,200

The Company has not issued or created any shares or classes of preferred stock since 2012. No shares of any class of preferred stock were converted into Common Stock during 2015 or 2014.

Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances, based upon a stated value of $50.00 per share. There are 133,000 shares of Series B Preferred Stock issued and outstanding, convertible into 13,300,000 shares of Common Stock. The Series B Preferred Stock is convertible at the option of the holder at any time. The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period. The Series B Preferred Stock has a dividend equal to 8% of the aggregate $7,000,000 stated value of the Series B Preferred Stock, payable annually in cash or stock, at the discretion of the Company’s board of directors. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series B Stock are entitled to be paid out of the assets of the Company, proportionally with any other series of preferred stock, an amount per share of Series B Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series B Stock for each share of Series B Stock held by them. For the years ended December 31, 2015 and December 31, 2014, the Company has accrued but undeclared dividends of $2,128,000 and $1,596,000 with respect to the Series B Preferred Stock.

F-14

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 11 – PREFERRED STOCK (CONT’D)

Each share of Series C-1 Preferred Stock is convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances, based upon a stated value of $40.00 per share. There are 34,625 shares of Series C-1 Preferred Stock issued and outstanding, convertible into 3,462,500 shares of Common Stock. The Series C-1 Preferred Stock is convertible at the option of the holder at any time. The Series C-1 Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period. The Series C-1 Preferred Stock has a dividend rate of 8% payable annually in cash or stock, at the discretion of the Company’s board of directors. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series C-1 Stock are entitled to be paid out of the assets of the Company, proportionally with any other series of preferred stock, an amount per share of Series C-1 Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series C-1 Stock for each share of Series C-1 Stock held by them. For the years ended December 31, 2015 and December 31, 2014, the Company has accrued but undeclared dividends of $443,200 and $332,400 with respect to the Series C-1 Preferred Stock.

The Series D preferred stock has an annual dividend equal to 8% of the aggregate $5,220,000 stated value of the preferred stock ($16.00 per share), payable annually in cash or stock, at the discretion of the Company’s board of directors. There are 304,377 shares of Series D Preferred Stock issued and outstanding, convertible into 30,437,000 shares of Common stock. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series D preferred stock are entitled to be paid out of the assets of the Company, proportionally with any other series of preferred stock, an amount per share of Series D preferred stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series D preferred stock for each share of Series D preferred stock held by them.

The conversion price for the Series D preferred stock is $0.16 per share, and the Series D preferred stock is subject to mandatory conversion of 100 common shares per 1 Series D preferred share, in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $0.50 per share and the average daily trading volume is at least 50,000 shares of common stock per day during such ten-day period, such conversion to be effective on the trading day immediately following such ten day period. Series D preferred stock shall vote with the shares of Common Stock on an as converted basis from time to time, and not as a separate class, at any duly called annual or special meeting of stockholders of the Company. The holders of our Series D preferred stock have no pre-emptive rights, and the Company cannot amend the Series D preferred stock’s Certificate of Designation without first obtaining the approval of 75% of the holders of the outstanding Series D preferred stock. For the years ended December 31, 2015 and December 31, 2014, the Company has accrued but undeclared dividends of $1,558,400 and $1,168,800 with respect to the Series D Preferred Stock.

On January 27, 2012 and January 30, 2012, the Company consummated closings of a private placement offering for an aggregate of 305 shares of Series E Convertible Preferred Stock, par value of $0.001 per share. The Series E Preferred Stock carries no dividend, and each share of Series E Preferred Stock is convertible into 1,000,000 shares of Common Stock and also has voting rights on the same basis.

F-15

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 11 – PREFERRED STOCK (CONT’D)

The Company does not currently have sufficient authorized shares of its Common Stock to provide for the issuance of shares which might be issued upon conversion of, and payment of accrued dividends related to, its various classes of preferred stock (Classes B, C-1, D and E). The Company has authorized 350 million shares of Common Stock as of June 30, 2016, of which 91,302,666 are issued and outstanding. On July 20, 2016, the Company’s Board of Directors approved adopting an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock to 700 million shares. The Company will be required to obtain approval from the holders of a majority of the voting shares of common stock and preferred stock for the amendment and expects to file an amendment with the Secretary of State of Delaware prior to August 25, 2016.

NOTE 12 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 11, 2016, the date on which the financial statements were available to be issued. No events, other than those described below, have occurred that require disclosure or adjustments.

1.        Consulting and Officer Employment Agreements:

Effective July 20, 2016, the Board of Directors approved compensation and employment agreements with each of Gary Weiss, Ronald Scott Caputo and Jeffrey Lines.

Mr. Lines is currently a consultant to the Company and has been serving as a consultant since July 2015. Under the terms of his arrangement with the Company, he will continue to serve as a consultant until the Company has sufficient capital or revenue to employ him on a full time basis. Mr. Lines received total compensation of consulting fees of $14,580 during the year ended December 31, 2015. Mr. Lines has also received 10,000,000 restricted stock units under the 2016 Plan (see below). As a consultant, Mr. Lines is not required to devote his full business time and efforts to the Company’s business.

Assuming that Mr. Lines is employed on a full time basis, he will be entitled to participate on the same terms as other employees in the Company’s health and other benefit plans. Additionally, the Company will pay him a base salary of $150,000 per year. He will be entitled to a signing bonus of $10,000 per month commencing as of June 1, 2016 up to an aggregate of $60,000. At the time he is employed on a full time basis an employee, Mr. Lines will serve as Vice President – Project Manager. The term of employment will be one year from the date the employment agreement becomes effective.

The Company has also entered into an employment agreement, to commence when sufficient funds are obtained, with its CEO, Gary Weiss, who also serves as a director of the Company. The Company will pay him a base salary of $150,000 per year. He will be entitled to a signing bonus of $10,000 per month commencing as of June 1, 2016 up to an aggregate of $60,000. At the time he is employed on a full time basis an employee, Mr. Weiss will continue to serve as Chief Executive Officer and President. The term of employment will be three years from the commencement date. Mr. Weiss (through an entity controlled by him) received compensation in the amount of $20,235 during the year ended December 31, 2015.

F-16

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 12 - SUBSEQUENT EVENTS (CONT’D)

1.        Consulting and Officer Employment Agreements (Cont’d):

The Company has also entered into an employment agreement, to commence when sufficient funds are obtained, with its President and Chief Operating Officer, Ronald Scott Caputo, who also serves as a director of the Company. The Company will pay him a base salary of $150,000 per year. He will be entitled to a signing bonus of $10,000 per month commencing as of June 1, 2016 up to an aggregate of $60,000. At the time he is employed on a full time basis an employee, Mr. Caputo will continue to serve as Chief Operating Officer. The term of employment will be three years from the commencement date. For the fiscal year ended December 31, 2015, Mr. Caputo (through and entity controlled by him) received compensation in the amount of $38,593 during the year ended December 31, 2015.

2.        Stock Based Compensation Plan:

On July 20, 2016, the Board of Directors approved a new stock based compensation plan entitled the 2016 Omnibus Equity Incentive plan (this “2016 Plan”). The 2016 Plan was adopted by written consent by the holders of a majority of the shares of Common Stock (including holders of the Series B, C-1, D and E preferred stock entitled to vote and voting on an as converted basis) effective July 22, 2016.

There are a total of 75,000,000 shares of common stock reserved for issuance in connection with awards under the 2016 Plan.

Effective July 22, 2016, the Company has granted a total of 11,000,000 restricted shares under the 2016 Plan. As the 2016 Plan had not been adopted as of December 31, 2015 or December 31, 2014, no awards were outstanding under this plan as of such dates.

Under the 2016 Plan, options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted to eligible participants. Subject to the reservation of authority by the board of directors to administer the 2016 Plan and act as the committee thereunder, the 2016 Plan will be administered by a committee of (the “Committee”) established by the Board, which committee will have the authority to determine the terms and conditions of awards, and to interpret and administer the 2016 Plan.

The maximum number of shares of common stock that are available for awards under the 2016 Plan (subject to the adjustment provisions described in the plan for changes in capitalization), is 75,000,000 shares. If any shares of common stock subject to an award under the 2016 Plan, are forfeited, expire or are settled for cash (in whole or in part), the shares subject to the award may be used again for awards under the 2016 Plan to the extent of the forfeiture, expiration or cash settlement.

Options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the 2016 Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options. Awards may be granted under the 2016 Plan to an employee, non-employee member of the board of directors, consultant or advisor who is a natural person and provides services to the Company or a subsidiary, except for incentive stock options which may be granted only to employees.

F-17

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 12 - SUBSEQUENT EVENTS (CONT’D)

3.        Other Subsequent Events:

(a)   On February 9, 2016, the Company made a second loan to GDD Ventures, LLC in the amount of $10,000, which is due October 28, 2016 and bears interest at 5% per annum.

(b)   The Company has agreed to issue to a non employee director 1,000,000 restricted shares, as of July 20, 2016 as compensation for services under its 2016 Omnibus Equity Incentive Plan.

(c)   On July 28, 2016, the Board of Directors authorized the issuance of 15,000,000 shares of restricted common stock to a third party consultant. The consultant is providing general business advice to management about its plan of operations, future markets and shareholder relations.

(d)   On July 20, 2016, the Company’s Board of Directors approved adopting an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock to 700 million shares. The Company will be required to obtain approval from the holders of a majority of the voting shares of common stock and preferred stock for the amendment and expects to file an amendment with the Secretary of State of Delaware prior to August 25, 2016.

(e)   On May 23, 2016, the Board of Directors approved the issuance of 1,000,000 shares of common stock to one of the Company’s outside attorneys in consideration for legal services related to zoning and related local approvals for the Hillsborough, NJ BESS system. The attorney is the brother of the Chief Operating Officer and President.

(f)   On July 30, 2016, the Company was selected through a bid auction process an award for two separate bids to supply up to 12 kilowatts of demand energy savings through the Consolidated Edison Brooklyn Queens Demand Energy Management Program. Under this program, Consolidated Edison of New York is offering incentives for energy management. Consolidated Edison Company of New York, Inc., provides electric, gas and steam service to New York City and Westchester County and is regulated by the New York Public Service Commission (NYSPSC). The Company will be required to provide electric usage savings during certain hours for 2017 and 2018 in specified neighborhoods in Brooklyn and Queens, New York and will be required to incur the expense of purchasing and installing such generator systems or develop other systems in order to meet its requirements. As a bid auction selectee, the Company will be required to enter into a contract for services with Consolidated Edison. The Company will also be required to provide a standby letter of credit in the amount of approximately $800,000 under the terms of the award, and guarantee levels of performance. If the Company is unable to satisfy the terms of the contract, or provide a standby letter of credit on terms satisfactory to Consolidated Edison it may be terminated from participation in the program.

F-18

POWER EFFICIENCY CORPORATION

AND SUBSIDIARY

FINANCIAL STATEMENTS

MARCH 31, 2016

(UNAUDITED)

F-19

F-20

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2016 (UNAUDITED)	2015

ASSETS

Current Assets
Cash and cash equivalents	$71,253	$115,384
Note receivable - Related party	20,000	10,000
Prepaid expenses	7,500	7,500
Current portion of deferred tax asset	408	408
Accrued interest receivable	185	69
Total Current Assets	99,346	133,361

Other Assets
Deferred project costs	50,538	50,538
Deferred tax asset	5,378	5,479
Total Other Assets	55,916	56,017

Total Assets	$155,262	$189,378

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities
Accrued expenses	$298,641	$286,489

Long Term Liabilities
Accrued dividends payable	4,387,700	4,129,600

Total Liabilities	4,686,341	4,416,089

Commitments and Contingencies

Stockholders' (Deficit)
Preferred Stock, $0.001 par value, 10,000,000 shares authorized: issued and outstanding in 2015 and 2014 - Series B 133,000 shares, Series C-1 34,625 shares, Series D 304,377 shares and Series E 305 shares	472	472
Common Stock, $0.001 par value, 350,000,000 shares authorized: 91,302,666 shares issued and outstanding at March 31, 2016 and December 31, 2015.	91,303	91,303
Additional Paid-in Capital	51,396,468	51,390,036
Accumulated (Deficit)	(56,019,322)	(55,708,522)
Total Stockholders' (Deficit)	(4,531,079)	(4,226,711)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$155,262	$189,378

See notes to the consolidated financial statements.

F-21

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED
MARCH 31,
2016 (UNAUDITED)

Revenues	$-

General and Administrative Expenses
Legal & professional fees	21,282
Consulting fees - Related party	10,300
Business travel expenses	7,484
Stock based compensation	6,432
Office Expense	2,538
Administrative consulting fees	2,500
Stock transfer agent expense	1,575
Franchise fees	458
Bank service fees	150
Organization costs	-
Storage rental fees	-
Total General and Administrative Expenses	52,719

(Loss) from Operations	(52,719)

Other Income	120

Net (Loss) Before Income Taxes	(52,599)

Income tax benefit	(101)

Net (Loss)	$(52,700)

Dividends accrued on Preferred Stock	258,100

Net (Loss) attributable to common shareholders	$(310,800)

Basic and Fully Diluted (Loss) per Common Share	$(0.00069)

Weighted average common shares outstanding basic and fully diluted	447,502,866

See notes to the consolidated financial statements.

F-22

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2016 AND YEAR ENDED DECEMBER 31, 2015

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance - January 1, 2015	67,533,666	$67,534	472,307	$472	$51,354,921	$(54,424,986)	$(3,002,059)

2015 Net (Loss)						(251,136)	(251,136)

Preferred Stock Dividends Accrued - 2015						(1,032,400)	(1,032,400)

Stock Based compensation					35,115		35,115

Common Stock issued	23,769,000	23,769					23,769
Balance December 31, 2015	91,302,666	$91,303	472,307	$472	$51,390,036	$(55,708,522)	$(4,226,711)

Net (Loss) - Three months ended March 31,2016						(52,700)	(52,700)

Preferred Stock Dividends Accrued – Three Months ended March 31, 2016						(258,100)	(258,100)

Stock Based compensation					6,432		6,432

Balance March 31, 2016	91,302,666	$91,303	472,307	$472	$51,396,468	$(56,019,322)	$(4,531,079)

See notes to the consolidated financial statements.

F-23

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

THREE MONTHS ENDED
MARCH 31,
2016
(UNAUDITED)

Operating Activities:
Net (loss)	$(52,700)

Adjustments to reconcile net (loss) to net cash used in operating activities:
Stock based compensation	6,432
Common Stock issued in connection with services rendered	-
Amortization of deferred taxes	101

Changes in operating assets and liabilities:
Deferred tax asset	-
Prepaid expenses	-
Accrued interest receivable	(116)
Deferred project costs	-
Accrued expenses	12,152
Net cash (used in) operating activities	(34,131)

Investing Activities:
Note Receivable - Related party	(10,000)
Net cash (used in) investing activities	(10,000)

(Decrease in) cash and cash equivalents	(44,131)

Cash and cash equivalents at beginning period	115,384

Cash and cash equivalents at end of period	$71,253

Supplemental disclosures
Cash paid during the period for interest	$-

Cash paid during the period for income taxes	$-

See notes to the consolidated financial statements.

F-24

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited financial statements include the accounts of the Company and its wholly owned subsidiary. In the opinion of management all adjustments have been made, which include normal recurring adjustments necessary to present fairly the consolidated financial statements. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of SEC Regulation S-X. Operating results for the three months ended March 31, 2016 are not necessarily indicative of the operating results for the full fiscal year ending December 31, 2016. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company has had no operations during the last three fiscal years and had no operations, generated no revenue or income during the quarter ended March 31, 2015; therefore no financial statements are presented for March 31, 2015. The Company believes that the disclosures provided are adequate to make the information presented not misleading. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related notes included in the Company’s Annual Report for the year ended December 31, 2015 on Form 10, as filed herewith.

NOTE 2 – NATURE OF BUSINESS

Power Efficiency Corporation ("Power Efficiency" and/or the "Company"), a Delaware Corporation was formed in July, 1994. Until 2012, the Company was in the business of designing, developing, marketing and selling proprietary solid state electrical devices designed to reduce energy consumption in alternating current induction motors. During such period of operations, the Company had one principal and proprietary product called the three phase Motor Efficiency Controller, which was intended to be used in industrial and commercial applications, such as rock crushers, granulators, and escalators. Additionally, during the period up to early 2012, the Company had developed a digital single phase controller in preparation for working with Original Equipment Manufacturers to incorporate the technology into their equipment.

In the spring of 2012 the then management of the Company began winding down substantive operations and ceased all activities and sold or abandoned any remaining assets and operations by the end of 2012.

The Company was a publicly reporting company filing periodic reports with the Securities and Exchange Commission. On April 17, 2012, the Company filed with the SEC to cease being a reporting company. At the time of the filing in April 2012, the Company had less than 200 shareholders of record and had 67,533,666 shares of Common Stock issued and outstanding, and little if any assets.

Until current management gained control of the Company in July, 2015, the Company had no operations, did not incur any material liabilities and issued no additional securities.

In July, 2015, current members of management acquired a majority of the voting stock of the Company and commenced its plan to restart the operations. The change of control and management occurred on July 17, 2015, resulting in new management and a new Board of Directors. The Company commenced operations in the business of the promotion, acquisition and development of battery energy storage systems and related services and businesses.

Since July, 2015, management has been focused on developing its business plan, commencing development of battery energy storage projects, developing relationships within the industry. The Company’s business plan is to originate, develop and own energy storage systems in North America and may utilize different ownership structures for its projects; in certain cases owning the projects and obtaining financing; in other cases developing joint ventures as majority or minority developers, or establishing projects to different levels of development before selling the projects.

F-25

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 3 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. At March 31, 2016, the Company had a working capital deficiency of $199,295.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence.

Continuation of the Company as a going concern is dependent upon achieving profitable operations or accessing sufficient operating capital. On July 17, 2015, the controlling interest of the Company was purchased by members of management and new management has identified and developed a line of business to help achieve profitability. However, there are no assurances that profitability will be achieved and that sufficient capital will be raised to initiate such an operation.

The Company will be required to obtain capital (whether through equity or debt or combination thereof) in substantial amounts in order to satisfy its working capital needs and to develop projects as contemplated in this business plan and plan of operations. However, there are no assurances that sufficient capital will be raised. If unable to obtain sufficient capital on reasonable terms, the Company would be forced to restructure, file for bankruptcy or curtail operations.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The accompanying consolidated financial statements includes the accounts of Power Efficiency Corporation and its wholly owned subsidiary, Hillsborough Battery I LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Actual results could differ from those estimates and the differences could be material.

Cash and Cash Equivalents:

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

F-26

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Income Taxes:

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and from net operating loss carryovers. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of March 31, 2016, there were no deferred taxes from net operating loss carryovers as it is believed that the Corporation will not benefit from any deferred tax benefits resulting from prior year net operating losses. The deferred tax asset of $5,786 is attributable to the future tax amortization of the organization costs.

Uncertain Tax Positions:

The Company has adopted FASB ASC 740-10-25, Accounting for Uncertainty in Income Taxes. The Company is required to recognize, measure, classify, and disclose in the financial statements uncertain tax positions taken or expected to be taken in the Company’s tax returns. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge. The Company’s 2012 and subsequent years remain open for tax examination.

Accounting for Share Based Compensation:

The Company accounts for employee stock options as compensation expense, in accordance with ASC 718. ASC 718 requires companies to expense the value of employee stock options and similar awards, and applies to all outstanding and vested stock-based awards.

As of March 31, 2016 and December 31, 2015, the Company had 4,000,000 options to purchase Common Stock issued and outstanding, with exercise prices ranging from $0.05 to $0.65 per share, all of which were issued prior to 2012. During the period for 2012 to March 31, 2016, the Company has not issued any stock based options or other securities. There has been no active market for the Company’s Common Stock during the latest two fiscal years.

In accordance with ASC 718, the Company determines whether a share payment should be classified and accounted for as a liability award or equity award. All grants of share-based payments to service providers classified as equity awards are recognized in the financial statements based on their grant date fair values which are calculated using historical pricing. The Company has elected to recognize compensation expense based on the criteria that the stock awards vest immediately on the issuance date. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent period if actual forfeitures differ from initial estimates.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future.

F-27

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Accounting for Share Based Compensation (Cont’d):

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying ASC 718 approximated $6,432 and $35,115 in additional compensation expense during the three months ended March 31, 2016 and year ended December 31, 2015, respectively. Such amounts are included in expense on the statement of operations.

The Company has adopted a new stock based compensation plan. See Note 12, Subsequent Events.

Advertising:

Advertising costs are expensed as incurred. There were no advertising expenses for the three months ended March 31, 2016 and year ended December 31, 2015.

Research and Development:

Research and development expenditures are charged to expense as incurred. There were no research and development expenses for the three months ended March 31, 2016 and year ended December 31, 2015.

Net Loss Per Share:

Under the provisions of ASC 260, “Earnings per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company. As of March 31, 2016 and December 31, 2015, there were stock options outstanding for the purchase of 4,000,000 shares of Common Stock which could potentially dilute future earnings per share. Additionally, the Company has outstanding an aggregate of 472,307 shares of preferred stock of Classes B, C-1, D and E preferred stock convertible, into an aggregate of 352,200,200 shares of Common Stock in addition to 91,302,666 shares of Common Stock at March 31, 2016 and December 31, 2015.

Fair Value of Financial Instruments:

The Financial Accounting Standards Board’s ASC Topic 820, “Fair Value Measurements”, defines fair value, establishes a three-level valuation hierarchy for fair value measurements and enhances disclosure requirements.

F-28

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Fair Value of Financial Instruments (Cont’d):

The three levels are defined as follows:

Level 1 -	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 -	inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
Level 3 -	inputs to the valuation methodology are unobservable.

The Company’s financial instruments, classified as Level 1 within the fair value hierarchy, consist primarily of cash, deferred project costs, restricted deposits in money market accounts, a note receivable from affiliate and accrued dividends payable and expenses. The carrying amount of such financial instruments approximate their respective estimated fair value due to short term maturities and approximate market interest rates of these instruments. The Company’s accrued dividends payable approximate the fair value of such instruments based upon management’s best estimate of debt interest rates that would be available to the Company for financial arrangements at March 31, 2016.

Revenue Recognition:

The Company had no revenue during the three months ended March 31, 2016 and year ended December 31, 2015. The Company’s business model provides that revenue will be derived from payments to the Company as its battery storage systems generate revenue from electric market participants for the sale of electricity into the market.

Recent Accounting Pronouncements:

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to the consolidated financial statements of the Company.

NOTE 5 – NET OPERATING LOSSES

As of March 31, 2016, the Company had net operating losses (“NOLs”) of approximately $40,000,000 limited to approximately $1,200,000 under the provisions of Section 382 of the Internal Revenue Code (see below). These amounts are available to be carried forward to offset future taxable income. The carry forwards begin to expire during the year ended December 31, 2020. The Company has provided a full 100% valuation allowance on the deferred tax assets at March 31, 2016 and December 31, 2015 to reduce such deferred income tax assets to zero as it is management’s belief that realization of such amounts do not meet the criteria required by generally accepted accounting principles. Management will review the valuation allowance required periodically and make adjustments if warranted.

F-29

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 5 – NET OPERATING LOSSES (CONT’D)

Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the utilization of net operating loss carry forwards is limited under the change in stock ownership rules of the Code. As a result, NOLs prior to the changes of control in 2012 and 2015 are limited. The Company’s operating loss carry forwards are subject to these limitations. Future ownership changes could also further limit the utilization of any net operating loss carry forwards as of that date.

NOTE 6 – DEFERRED PROJECT COSTS

The Company has incurred costs in the amount of $50,538 related to two battery storage system projects. The costs incurred were for due diligence fees including consultants and an application fee and zoning application fees to the utility and local governments for approval to accept one of the projects. Management estimates that one of the projects should be operational in the first half of calendar 2017.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

(a)          Management Agreement/Consulting Agreements

During the period from 2012 until the change of management and control completed in July, 2015, the Company had a consulting arrangement with Northcoast Management, which was engaged to provide management services to the Company, including provision of the services of its owner to serve as President of the Company during this tenure at the Company. During the period from late 2012 to July 2015, the Company was either winding down its operations or had ceased substantially all business activities other than maintaining its corporate existence. During 2015, the Company made payments of $18,774 to Northcoast Management.

(b)          Payroll Tax Audit

During the years 2010 through the third quarter of calendar year 2012, the Company had a San Diego, California office presence. Due to its limited operations during the period the Company had a small number of California based employees and also utilized contractors and consultants during the period for marketing, research and finance functions. This California facility was closed during 2012.

Subsequent to the closing of the California facility, during October 2013, the State of California Employment Development Department (EDD) scheduled then initiated and audit of payroll for the Company’s California operations. The period covered by the audit was the period beginning the fourth quarter of 2010 through the third quarter of 2013. Since a new business occupied the premises and EDD was not successful in making contact with the Company they developed an audit liability of approximately $196,000 (including penalties and interest) based upon estimated payroll, and have filed a lien. Accordingly, the Company has recorded a liability in that amount. After review of third party payroll services reports for the period management estimates that the amount that will be due upon examination of the actual payroll records will most likely be less than the liability developed by EDD. The Company is in the process of contacting the proper authorities at EDD to review its findings.

F-30

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 7 – COMMITMENTS AND CONTINGENCIES (CONT’D)

(c)          Leases For Real Property

In connection with a proposed battery storage project in October 2015, the Company through its wholly owned subsidiary Hillsborough Battery I LLC (a New Jersey limited liability company), entered into a real property lease (guaranteed by the Company) for a .5 acre parcel of land to be used as the location for a converted battery storage conversion system. The lease is contingent upon receipt of utility and municipal approvals and commencement of operations of the battery storage system. The utility approval was received in February 2016 and the Company is awaiting approval from the municipality for zoning and other local approvals.

The initial lease is five years with an option to extend for an additional five years. The monthly rent for the initial term is $3,000 to be increased by an additional $2,500 if a second battery unit is installed on the premises. A $50,000 deposit is required upon commencement of the commercial operation date.

NOTE 8 – RELATED PARTY TRANSACTIONS

(a)          Notes receivable from GDD Ventures, LLC, which is owned by the Chief Operating Officer and a Director of the Company, were $20,000 and $10,000 at March 31, 2016 and December 31, 2015, respectively. At March 31, 2016 there are two $10,000 notes; interest is at 3% on the first note and 5% on the second note. Both notes are due October 28, 2016.

(b)          After the change of Management, the Company remitted consulting fees aggregating $66,118 that were paid to Valeo Partners LLC which is owned by the CEO of the Company and to GDD Ventures, LLC which is owned by the COO of the Company. These fees were paid in conjunction with their duties as CEO and COO, respectively. Valeo Partners LLC and GDD Ventures, LLC collectively are the majority shareholders of the Company. Additionally, the Company paid consulting fees of $15,000 (included in deferred project costs) to Energy Innovative Products which is owned by the principals of the majority shareholders of the Company. The Company has not entered into formal employment agreements with its members of management except as discussed in Note 12.

(c)          On December 1, 2015, the Company approved the issuance of 11,884,500 shares of Common Stock which were issued in July 2016 by its transfer agent to the Company’s Chief Financial Officer for past services and future services and other consideration. The Chief Financial Officer is a partner in the firm Raphael Sanders Goldberg Nikpour Cohen & Sullivan CPA’s, PLLC which will render accounting services to the Company.

On December 1, 2015, the Company approved the issuance of 11,884,500 shares of restricted Common Stock which were issued in July 2016 by its transfer agent to the Company’s outside law firm which acts as securities and general counsel to the Company in exchange for services. A partner in the law firm serves as Corporate Secretary to the Company.

(d)          The Company utilizes office space at the offices of an entity controlled by its Chief Executive Officer who is also a director of the Company on a month-to-month basis.

NOTE 9 - STOCK OPTION PLAN

At March 31, 2016 and December 31, 2015, the Company had outstanding options to purchase 4,000,000 shares of Common Stock with exercise prices of between $0.05 and $0.55 per share. The Company did not issue any options to acquire any of its securities in years 2013, 2014 or 2015.

F-31

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 9 - STOCK OPTION PLAN (CONT’D)

In 2000, the Company adopted the 2000 Stock Option and Restricted Stock Plan (the "2000 Plan"). On July 16, 2009, the 2000 Plan was amended and restated. The 2000 Plan, as restated and amended, provided for the granting of options to purchase up to 25,000,000 shares of common stock. The Plan has expired.

The fair market value of stock options issued that has not been expensed was $263,250 and $351,000 to be expensed over .75 and 1.0 years as of March 31, 2016 and December 31, 2015, respectively.

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants:

	Three Months	Year Ended
	Ended March 31,	December 31,
	2016	2015
Weighted average risk-free rate	1.07%	1.17%
Average Expected life in years	0.75	1.00
Expected dividends	0	0
Volatility	154.37%	154.22%
Forfeiture rate	52%	52%

The fair value of options granted is estimated on the date of grant based on the weighted-average assumptions in the table above. The assumption for the expected life is based on evaluations of historical and expected exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at the grant date. The historical daily stock volatility of the Company’s common stock (the Company’s only class of publicly traded stock) over the estimated life of the stock warrant is used as the basis for the volatility assumption.

The Company accounts for employee stock options as compensation expense, in accordance with FASB ASC 718. FASB ASC 718 requires companies to expense the value of employee stock options and similar awards over the requisite service period.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be materially different from what we have recorded in the current period.

In July 2016, the Company adopted a new stock based compensation plan, with a reserve of 75,000,000 shares of Common Stock. See Note 12, Subsequent Event.

F-32

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 10 - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION

Share based compensation was $6,432 and $35,115 for the three months ended March 31, 2016 and year ended December 31, 2015, respectively.

In December 2015, the Company issued an aggregate of 23,769,000 shares of Common Stock with a value of $23,769 to its outside law firm which acts as securities and general counsel to the Company and also to a member of management to retain their assistance in conducting due diligence on the Company, negotiating with tax authorities related to past tax claims, assisting management with developing its business plan, negotiating with potential sources of capital, initiating its first battery energy storage project, undertaking compliance with public company regulations and other professional services.

NOTE 11 – PREFERRED STOCK

The Company has authorized 10,000,000 shares of preferred stock, par value $0.001 per share. With respect to the preferred stock, the Company designated: 140,000 shares as Series B Convertible Preferred Stock, of which 133,000 shares are issued and outstanding; 175,000 shares as Series C-1 Convertible Preferred Stock, of which 34,625 shares are issued and outstanding; 375,000 shares of Series D Convertible Preferred Stock, of which 304,377 are issued and outstanding; and 1,000 shares of Series E Preferred Stock, of which 305 are issued and outstanding.

At March 31, 2016 and December 31, 2015 the Company had:

			ACCRUED DIVIDENDS
		ISSUED AND	PAYABLE
	DESIGNATED	OUTSTANDING	MARCH 31,	DECEMBER 31,
	SHARES	SHARES	2016	2015
Series B	140,000	133,000	$2,261,000	$2,128,000
Series C-1	175,000	34,625	470,900	443,200
Series D	375,000	304,377	1,655,800	1,558,400
Series E	1,000	305	-	-
			$4,387,700	$4,129,600

The Company has not issued or created any shares or classes of preferred stock since 2012. No shares of any class of preferred stock were converted into Common Stock during 2015 or 2014.

Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances, based upon a stated value of $50.00 per share. There are 133,000 shares of Series B Preferred Stock issued and outstanding, convertible into 13,300,000 shares of Common Stock. The Series B Preferred Stock is convertible at the option of the holder at any time. The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period. The Series B Preferred Stock has a dividend equal to 8% of the aggregate $7,000,000 stated value of the Series B Preferred Stock, payable annually in cash or stock, at the discretion of the Company’s board of directors. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series B Stock are entitled to be paid out of the assets of the Company, proportionally with any other series of preferred stock, an amount per share of Series B Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series B Stock for each share of Series B Stock held by them. With respect to the Series B Preferred Stock, the Company has accrued but undeclared dividends of $2,261,000 and $2,128,000 at March 31, 2016 and December 31, 2015, respectively.

F-33

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 11 – PREFERRED STOCK (CONT’D)

Each share of Series C-1 Preferred Stock is convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances, based upon a stated value of $40.00 per share. There are 34,625 shares of Series C-1 Preferred Stock issued and outstanding, convertible into 3,462,500 shares of Common Stock. The Series C-1 Preferred Stock is convertible at the option of the holder at any time. The Series C-1 Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period. The Series C-1 Preferred Stock has a dividend rate of 8% payable annually in cash or stock, at the discretion of the Company’s board of directors. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series C-1 Stock are entitled to be paid out of the assets of the Company, proportionally with any other series of preferred stock, an amount per share of Series C-1 Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series C-1 Stock for each share of Series C-1 Stock held by them. With respect to the Series C-1 Preferred Stock, the Company has accrued but undeclared dividends of $470,900 and $443,200 at March 31, 2016 and December 31, 2015, respectively.

The Series D preferred stock has an annual dividend equal to 8% of the aggregate $5,220,000 stated value of the preferred stock ($16.00 per share), payable annually in cash or stock, at the discretion of the Company’s board of directors. There are 304,377 shares of Series D Preferred Stock issued and outstanding, convertible into 30,437,000 shares of Common stock. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series D preferred stock are entitled to be paid out of the assets of the Company, proportionally with any other series of preferred stock, an amount per share of Series D preferred stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series D preferred stock for each share of Series D preferred stock held by them.

The conversion price for the Series D preferred stock is $0.16 per share, and the Series D preferred stock is subject to mandatory conversion of 100 common shares per 1 Series D preferred share, in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $0.50 per share and the average daily trading volume is at least 50,000 shares of common stock per day during such ten-day period, such conversion to be effective on the trading day immediately following such ten day period. Series D preferred stock shall vote with the shares of Common Stock on an as converted basis from time to time, and not as a separate class, at any duly called annual or special meeting of stockholders of the Company. The holders of our Series D preferred stock have no pre-emptive rights, and the Company cannot amend the Series D preferred stock’s Certificate of Designation without first obtaining the approval of 75% of the holders of the outstanding Series D preferred stock. With respect to the Series D Preferred Stock, the Company has accrued but undeclared dividends of $1,655,800 and $1,558,400 at March 31, 2016 and December 31, 2015, respectively.

On January 27, 2012 and January 30, 2012, the Company consummated closings of a private placement offering for an aggregate of 305 shares of Series E Convertible Preferred Stock, par value of $0.001 per share. The Series E Preferred Stock carries no dividend, and each share of Series E Preferred Stock is convertible into 1,000,000 shares of Common Stock and also has voting rights on the same basis.

F-34

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 11 – PREFERRED STOCK (CONT’D)

The Company does not currently have sufficient authorized shares of its Common Stock to provide for the issuance of shares which might be issued upon conversion of, and payment of accrued dividends related to, its various classes of preferred stock (Classes B, C-1, D and E). The Company has authorized 350 million shares of Common Stock as of June 30, 2016, of which 91,302,666 are issued and outstanding. On July 20, 2016, the Company’s Board of Directors approved adopting an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock to 700 million shares. The Company will be required to obtain approval from the holders of a majority of the voting shares of common stock and preferred stock for the amendment and expects to file an amendment with the Secretary of State of Delaware prior to August 25, 2016.

NOTE 12 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 11, 2016, the date on which the financial statements were available to be issued. No events, other than those described below, have occurred that require disclosure or adjustments.

1. Consulting and Officer Employment Agreements:

Effective July 20, 2016, the Board of Directors approved compensation and employment agreements with each of Gary Weiss, Ronald Scott Caputo and Jeffrey Lines.

Mr. Lines is currently a consultant to the Company and has been serving as a consultant since July 2015. Under the terms of his arrangement with the Company, he will continue to serve as a consultant until the Company has sufficient capital or revenue to employ him on a full time basis. Mr. Lines received total compensation of consulting fees of $2,500 during the three months ended March 31, 2016 and $14,580 during the year ended December 31, 2015. Mr. Lines has also received 10,000,000 restricted stock units under the 2016 Plan (see below). As a consultant, Mr. Lines is not required to devote his full business time and efforts to the Company’s business.

Assuming that Mr. Lines is employed on a full time basis, he will be entitled to participate on the same terms as other employees in the Company’s health and other benefit plans. Additionally, the Company will pay him a base salary of $150,000 per year. He will be entitled to a signing bonus of $10,000 per month commencing as of June 1, 2016 up to an aggregate of $60,000. At the time he is employed on a full time basis an employee, Mr. Lines will serve as Vice President – Project Manager. The term of employment will be one year from the date the employment agreement becomes effective.

The Company has also entered into an employment agreement, to commence when sufficient funds are obtained, with its CEO, Gary Weiss, who also serves as a director of the Company. The Company will pay him a base salary of $150,000 per year. He will be entitled to a signing bonus of $10,000 per month commencing as of June 1, 2016 up to an aggregate of $60,000. At the time he is employed on a full time basis an employee, Mr. Weiss will continue to serve as Chief Executive Officer and President. The term of employment will be three years from the commencement date. Mr. Weiss (through an entity controlled by him) received compensation in the amount of $20,235 during the year ended December 31, 2015.

F-35

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 12 - SUBSEQUENT EVENTS (CONT’D)

1.     Consulting and Officer Employment Agreements (Cont’d):

The Company has also entered into an employment agreement, to commence when sufficient funds are obtained, with its President and Chief Operating Officer, Ronald Scott Caputo, who also serves as a director of the Company. The Company will pay him a base salary of $150,000 per year. He will be entitled to a signing bonus of $10,000 per month commencing as of June 1, 2016 up to an aggregate of $60,000. At the time he is employed on a full time basis an employee, Mr. Caputo will continue to serve as Chief Operating Officer. The term of employment will be three years from the commencement date. Mr. Caputo (through an entity controlled by him) received compensation in the amount of $10,300 during the three months ended March 31, 2016 and $38,593 during the year ended December 31, 2015.

2.     Stock Based Compensation Plan:

On July 20, 2016, the Board of Directors approved a new stock based compensation plan entitled the 2016 Omnibus Equity Incentive plan (this “2016 Plan”). The 2016 Plan was adopted by written consent by the holders of a majority of the shares of Common Stock (including holders of the Series B, C-1, D and E preferred stock entitled to vote and voting on an as converted basis) effective July 22, 2016.

There are a total of 75,000,000 shares of common stock reserved for issuance in connection with awards under the 2016 Plan.

Effective July 22, 2016, the Company has granted a total of 11,000,000 restricted shares under the 2016 Plan. As the 2016 Plan had not been adopted as of March 31, 2016 or December 31, 2015, no awards were outstanding under this plan as of such dates.

Under the 2016 Plan, options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted to eligible participants. Subject to the reservation of authority by the board of directors to administer the 2016 Plan and act as the committee thereunder, the 2016 Plan will be administered by a committee of (the “Committee”) established by the Board, which committee will have the authority to determine the terms and conditions of awards, and to interpret and administer the 2016 Plan.

The maximum number of shares of common stock that are available for awards under the 2016 Plan (subject to the adjustment provisions described in the plan for changes in capitalization), is 75,000,000 shares. If any shares of common stock subject to an award under the 2016 Plan, are forfeited, expire or are settled for cash (in whole or in part), the shares subject to the award may be used again for awards under the 2016 Plan to the extent of the forfeiture, expiration or cash settlement.

Options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the 2016 Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options. Awards may be granted under the 2016 Plan to an employee, non-employee member of the board of directors, consultant or advisor who is a natural person and provides services to the Company or a subsidiary, except for incentive stock options which may be granted only to employees.

F-36

POWER EFFICIENCY CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

NOTE 12 - SUBSEQUENT EVENTS (CONT’D)

3.     Other Subsequent Events:

(a)    The Company has agreed to issue to a non employee director 1,000,000 restricted shares, as of July 20, 2016 as compensation for services under its 2016 Omnibus Equity Incentive Plan.

(b)    On July 28, 2016, the Board of Directors authorized the issuance of 15,000,000 shares of restricted common stock to a third party consultant. The consultant is providing general business advice to management about its plan of operations, future markets and shareholder relations.

(c)    On July 20, 2016, the Company’s Board of Directors approved adopting an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock to 700 million shares. The Company will be required to obtain approval from the holders of a majority of the voting shares of common stock and preferred stock for the amendment and expects to file an amendment with the Secretary of State of Delaware prior to August 25, 2016.

(d)    On May 23, 2016, the Board of Directors approved the issuance of 1,000,000 shares of common stock to one of the Company’s outside attorneys in consideration for legal services related to zoning and related local approvals for the Hillsborough, NJ BESS system. The attorney is the brother of the Chief Operating Officer and President.

(e)    On July 30, 2016, the Company was selected through a bid auction process an award for two separate bids to supply up to 12 kilowatts of demand energy savings through the Consolidated Edison Brooklyn Queens Demand Energy Management Program. Under this program, Consolidated Edison of New York is offering incentives for energy management. Consolidated Edison Company of New York, Inc., provides electric, gas and steam service to New York City and Westchester County and is regulated by the New York Public Service Commission (NYSPSC). The Company will be required to provide electric usage savings during certain hours for 2017 and 2018 in specified neighborhoods in Brooklyn and Queens, New York and will be required to incur the expense of purchasing and installing such generator systems or develop other systems in order to meet its requirements. As a bid auction selectee, the Company will be required to enter into a contract for services with Consolidated Edison. The Company will also be required to provide a standby letter of credit in the amount of approximately $800,000 under the terms of the award, and guarantee levels of performance. If the Company is unable to satisfy the terms of the contract, or provide a standby letter of credit on terms satisfactory to Consolidated Edison it may be terminated from participation in the program.

F-37

EXHIBIT INDEX

The following documents are filed as exhibits hereto immediately following the “Financial Statements” section:

3.1	Certificate of Incorporation as amended.

3.2.	Amended and Restated By-Laws of Power Efficiency Corporation.

10.1.	2016 Omnibus Equity Incentive Plan.

21.	Subsidiaries of Registrant.

23.1	Consent of Liebman Goldberg & Hymowitz LLP

29